                                                                    EXHIBIT 4.19

                            PARTICIPATION AGREEMENT
                                (1992 757 [__])

                        Dated as of December [__], 1992

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,

                       GENERAL FOODS CREDIT CORPORATION,
                              Owner Participant,

                               UAL CORPORATION,
                                  Guarantor,

                   CERTAIN BANKS AND FINANCIAL INSTITUTIONS,
                              Loan Participants,

                        THE CONNECTICUT NATIONAL BANK,
                        Not in its Individual Capacity,
                         except as expressly provided
                     herein, but solely as Owner Trustee,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                 In its Individual Capacity and as Mortgagee,

                                      and

                        NATIONAL WESTMINSTER BANK PLC,
                    Paying Agent for the Loan Participants

                            United Air Lines, Inc.
                         1992 757 [__] Equipment Trust
                       One Boeing Model 757-222 Aircraft
                                M.S.N. [_____],
                        U.S. Registration No. N[_____]

                               TABLE OF CONTENTS

SECTION  1.    Certain Definitions; Participations in Lessor's
               Cost of the Aircraft; Interest Rate ........................  3

SECTION  2.    Lessee's Notice of Closing Date ............................  7

SECTION  3.    Instructions to the Owner Trustee and Paying Agent .........  9

SECTION  4.    Conditions ................................................. 10
     (a)       Conditions Precedent to the Participations in the
               Aircraft ................................................... 10
     (b)       Conditions Precedent to the Obligations of Lessee .......... 22

SECTION  5.    Confidentiality of Purchase Agreement,
               Participation Agreement and Tax Indemnity Agreement ........ 24

SECTION  6.    Extent of Interest of Certificate Holders .................. 24

SECTION  7.    Lessee's Representations, Warranties and
               Indemnities ................................................ 25
     (a)       In General ................................................. 25
     (b)       General Tax Indemnity ...................................... 30
     (c)       General Indemnity .......................................... 43

SECTION  8.    Guarantor's Representations and Warranties ................. 49

SECTION  9.    Representations, Warranties and Covenants .................. 51

SECTION  10.   Postponement of Closing Date ............................... 73

SECTION  11.   Other Documents; Amendment ................................. 75

SECTION  12.   Certain Covenants of Lessee ................................ 75

SECTION  13.   Owner for Federal Tax Purposes ............................. 77

SECTION  14.   Notices; Consent to Jurisdiction ........................... 77

SECTION  15.   Change of Situs of Owner Trust ............................. 78

SECTION  16.   Miscellaneous .............................................. 80

SECTION  17.   Invoices and Payment of Expenses ........................... 82

SECTION  18.   Optional Redemption of Loan Certificates ................... 83

SECTION  19.   Optimization ............................................... 87

SECTION  20.   Certain Additional Payments ............................. 89

SCHEDULE I     -    Names, Addresses and Commitments of Loan
                    Participants

SCHEDULE II    -    Names and Addresses of Owner Participant,
                    Lessee, Guarantor, Owner Trustee and
                    Mortgagee

SCHEDULE III   -    Legal Opinions

EXHIBITS

EXHIBIT A - Lease Agreement

EXHIBIT B - Trust Agreement

EXHIBIT C - Trust Indenture and Mortgage

EXHIBIT D - Guaranty Agreement

EXHIBIT E - Assignment of Guaranty

                           PARTICIPATION AGREEMENT
                                (1992 757 [__])

     THIS PARTICIPATION AGREEMENT (1992 757 [__]) dated as of December [__], 1992, by and among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) UAL CORPORATION, a Delaware corporation (the "Guarantor"), (iii) GENERAL FOODS CREDIT CORPORATION, a Delaware corporation (the "Owner Participant"), (iv) the entities listed on Schedule I hereto (the "Loan Participants"), (v) THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), (vi) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Mortgagee"), in its individual capacity and as Mortgagee under the Trust Indenture and (vii) NATIONAL WESTMINSTER BANK PLC, as paying agent for the Loan Participants (the "Paying Agent");

                                  WITNESSETH:

     WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer (as hereinafter defined), the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing Model 757-222 aircraft, one of which has recently been delivered to Lessee by the Manufacturer and is the subject of this Agreement;

     WHEREAS, pursuant to and in accordance with the terms of this Agreement,

     (i) Lessee and the Owner Trustee shall enter into an Owner Trustee's Purchase Agreement and Assignment (1992 757 [__]) dated as of the date hereof (the "Owner Trustee's Purchase Agreement"), whereby Lessee will assign to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect thereto;

     (ii) the Manufacturer shall execute a Consent and Agreement (1992 757 [__]) dated as of the date hereof (the "Consent and Agreement") with respect to the Owner Trustee's Purchase Agreement;

     (iii) the Owner Participant shall enter into the Trust Agreement (1992
757 [__]) dated as of the date hereof (the "Trust Agreement") pursuant to which Trust Agreement the Owner Trustee will agree, among other things, to hold the Trust Estate defined in Section 1.1 thereof (the "Trust Estate") for the use and benefit of the Owner Participant;

     (iv) the Mortgagee and the Owner Trustee shall enter into the Trust Indenture and Mortgage (1992 757 [__]) dated as of the date hereof (the "Trust Indenture") pursuant to which the Owner Trustee will issue to the Loan Participants Loan Certificates (as hereinafter defined) as evidence of the Owner Trustee's indebtedness to the Loan Participants, which Loan Certificates will be secured by the mortgage and security interest created by the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Owner Trustee in favor of the Mortgagee, and the Owner Trustee shall execute and deliver the Indenture Supplement covering the Aircraft (as hereinafter defined), supplementing the Trust Indenture;

     (v) the Owner Trustee, pursuant to the terms of the Owner Trustee's Purchase Agreement and the Owner Trustee's Bill of Sale, shall purchase the Aircraft from Lessee;

     (vi) the Owner Trustee and Lessee shall enter into a Lease Agreement (1992 757 [__]) dated as of the date hereof (the "Lease Agreement") whereby, subject to the terms and conditions set forth therein, the Owner Trustee will agree to lease to Lessee, and Lessee will agree to lease from the Owner Trustee, the Aircraft on the Closing Date;

     (vii) the Guarantor shall execute a Guaranty Agreement (1992 757 [__]) dated as of the date hereof (the "Guaranty Agreement") in favor of the beneficiaries named therein whereby, subject to the terms and conditions set forth therein, the Guarantor will guarantee the payment and performance obligations of Lessee under the Lease Agreement;

     WHEREAS, certain terms are used herein as defined in Section 1(a) hereof;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     SECTION 1.  Certain Definitions; Participations in Lessor's Cost of the
                 -----------------------------------------------------------
Aircraft; Interest Rate.
-----------------------

          (a)  "Acceptance Certificate" shall have the meaning set forth in
Section 4(a)(v)(8) hereof.

     "Account" shall have the meaning set forth in Section 10(c) (i) hereof.

     "Average Life" means, with respect to the Owner Trust Loan, the number of years obtained by dividing (i) an amount equal to the sum of the products of (A) each of the scheduled installments of such Owner Trust Loan multiplied by (B) the number of years between the Closing Date and the scheduled due date of such installment, by (ii) the principal amount of such Owner Trust Loan.

     "basis point" means one one-hundredth of one percent (.01%).

     "Capital Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) to that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Commitment" shall have the meaning set forth in Section 1(c) hereof.

     "Convention" shall have the meaning set forth in Section 9(z) hereof.

     "Debt/Equity Ratio" shall have the meaning set forth in Section 18(a)(i) hereof.

     "Dollars" and the sign "$" mean the lawful currency of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Facility Agreement" means the Master Standby Credit Facility Agreement, dated as of December 20, 1988, among the Lessee, the Guarantor, the Loan Participants and the Agents identified therein.

     "Facility Default" and "Facility Event of Default" have the respective meanings defined in the Facility Agreement.

     "GAAP " means generally accepted accounting principles

                                         PARTICIPATION AGREEMENT (1992 757 [__])

(consistently applied) set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Income Tax" (as used in Section 7 hereof) shall have the meaning set forth in Section 7(b)(xii) hereof.

     "Indebtedness" as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases which is or should be classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof, or
(B) evidenced by a note or similar written instrument, (v) all obligations of others of the types referred to in clauses (i) through (iv) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (vi) all obligations of others of the types referred to in clauses (i) through (iv) above with respect to which such Person has a contingent obligation.

     "Lessee Credit Rating" means the rating grade at which S&P is rating any senior unsecured and unenhanced Indebtedness of the Lessee on the Closing Date. In the event that S&P is not then publishing the rating of any senior unsecured and unenhanced Indebtedness of the Lessee, the Lessee Credit Rating shall be conclusively deemed to be the grade notified by S&P to the Mortgagee as the "implied long-term rating" that would have been applicable to senior unsecured and unenhanced Indebtedness of the Lessee if any such Indebtedness had been outstanding on a date not earlier than one month prior to the Closing Date.

     "Margin" means, with respect to the Loan Certificates, an interest rate per annum determined on the Closing Date equal to the greater of (i) three-quarters of one percent (.75%) or (ii) one percent (1%) minus any Margin Adjustment described in clause (i) of

                                         PARTICIPATION AGREEMENT (1992 757 [__])

the definition of "Margin Adjustment" in effect on the Closing Date or plus any Margin Adjustment described in clause (ii) of the definition of "Margin Adjustment" in effect on such Closing Date, as the case may be.

     "Margin Adjustment" means either (i) the number of basis points (expressed as a percentage) equal to the product of five basis points per annum (.05%) multiplied by the number of long-term debt rating grades (if any) of S&P by which the Lessee Credit Rating exceeds BB (such number to include the Lessee Credit Rating but not BB) or (ii) the number of basis points (expressed as a percentage) equal to the sum of (A) the product of ten basis points per annum (.10%) multiplied by the number of long-term debt rating grades of S&P (if any) by which BB exceeds the higher of the Lessee Credit Rating or B- (such number to include BB but not such lower rating grade) plus (B) the product of twenty basis points per annum (.20%) multiplied by the number of long-term debt rating grades (if any) of S&P by which B- exceeds the Lessee Credit Rating (such number to include B- but not such lower rating grade).

     "New Debt" shall have the meaning set forth in Section 18 (a) (ii) hereof.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which that Person is the lessee and which is not a Capital Lease.

     "Operative Documents" shall have the meaning set forth in Section 4(a)(v) hereof.

     "Optimization Certificate" shall have the meaning set forth in Section 19(a) hereof.

     "Owner Trust Advance" means with respect to any Loan Participant, at any time, the amount advanced to the Owner Trustee by such Loan Participant, pursuant hereto, or, where the context may require, the then outstanding principal amount of such Owner Trust Advance.

     "Owner Trust Loan" means, at any time, the aggregate amount advanced to the Owner Trustee by the Loan Participants pursuant hereto, or, where the context may require, the then outstanding principal amount of such Owner Trust Loan.

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     "Refinancing Certificate" shall have the meaning set forth in Section 18(a)(i) hereof.

     "Refinancing Date" shall have the meaning set forth in Section 18(a)(i) hereof.

     "Refinancing Information" shall have the meaning set forth in Section 18(a)(i) hereof.

     "Requisite Holders" means Loan Participants (or their transferees) holding Loan Certificates evidencing 66 2/3% or more of the aggregate principal amount of the Owner Trust Loan, or, if the Closing Date has not occurred, Loan Participants having 66 2/3% or more of the aggregate commitment percentages of all Loan Participants.

     "S&P" means Standard & Poor's Corporation, and any successor thereof.

     "Transferee" shall have the meaning set forth in Section 9(k) hereof.

     "Withholding" shall have the meaning set forth in Section 7(b)(xiii) hereof.

          (b) The terms "Lessee," "Manufacturer," "Owner Participant," "Loan Participants," "Owner Trustee," "Mortgagee," "Relevant Indemnitee" and "Taxes" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease Agreement referred to above. The terms "Certificate Holder," "Corporate Trust Office," "Eurodollar Rate," "Funding Costs," "Funding Profits," "Holder," "Indenture Estate" or "Trust Indenture Estate," "Interest Payment Date," "Interest Period," "Loan Certificate" and "Secured Obligations" shall have the respective meanings set forth in the Trust Indenture or the Loan Certificates, as the case may be. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (c) Subject to the terms and conditions of this Agreement, (i) the Loan Participants agree to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making

                                         PARTICIPATION AGREEMENT (1992 757 [__])

an Owner Trust Loan to the Owner Trustee on a date to be designated pursuant to
Section 2 hereof, but in no event later than December [__], 1992, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite each Loan Participant's name on Schedule I hereto, and to receive, as evidence of such secured loans, Loan Certificates in an original amount equal to the amount so financed and (ii) the Owner Participant hereby agrees in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby and by the Owner Trustee's Purchase Agreement, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated as set forth above, but in no event later than December [__], 1992, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Loan Participants, the original principal amount of the Loan Certificates to be accepted by them, is hereinafter called such Participant's "Commitment" for the Aircraft. In case any Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participants shall have no obligation to make available or to increase the amount of their Commitments and the obligation of the non-defaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

     SECTION 2. Lessee's Notice of Closing Date. In addition to the Notice of Lease provided by Lessee pursuant to Section 2.4 of the Facility Agreement (the "Notice of Lease"), Lessee agrees to give the Participants, the Owner Trustee and the Mortgagee at least two Business Days' written notice of the closing date for the Aircraft (the "Closing Date"), which Closing Date shall be a Business Day, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Mortgagee shall be deemed to have waived such notice if the Mortgagee shall have received from the Participants funds in the full amount of such Participants' respective Commitments. The Closing shall occur at the offices of Vedder, Price, Kaufman & Kammholz, in Chicago, Illinois.

     Subject to the terms and conditions of this Agreement, and

                                         PARTICIPATION AGREEMENT (1992 757 [__])


simultaneously with receipt by the parties hereto of all amounts to be paid to them on or before the Closing Date pursuant to this Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and Lessee shall lease the Aircraft from the Owner Trustee pursuant to the Lease Agreement, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. Subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the following payments shall be made, in each case in Dollars and in same day funds to the recipient (A) by the Owner Participant to the Mortgagee (for the account of the Owner Trustee) an amount in Dollars equal to such Owner Participant's Commitment to be held in trust for the benefit of the Owner Participant until used to purchase the Aircraft or returned to the Owner Participant, (B) by the Loan Participants to the Paying Agent (for the account of the Owner Trustee) an amount in Dollars equal to each Loan Participant's Commitment, (C) by the Paying Agent (from the amounts paid to it pursuant to clause (B) immediately above) to the Mortgagee (on behalf of the Owner Trustee), and (D) on behalf of the Owner Trustee and by the Mortgagee (from the amounts paid to them pursuant to clauses (A) and (C) immediately above) to Lessee (on behalf of the Owner Trustee) an amount equal to Lessor's Cost. The payment in (A) shall be made on the Business Day immediately preceding the Closing Date to the Mortgagee's account no. 99003147 at State Street Bank and Trust Company (Boston, Massachusetts), the payment in (B) shall be made on the Business Day immediately preceding the Closing Date to the Paying Agent's account no. 00150509 (Group Treasury Account) at National Westminster Bank PLC, New York Branch, 175 Water Street, New York, New York, the payments in (C) shall be made on the Business Day immediately preceding the Closing Date to the Mortgagee's account no. 99003147 at State Street Bank and Trust Company (Boston, Massachusetts) and the payments in (D) shall be made on the Closing Date to Lessee's account no. 69490506 at State Street Bank and Trust Company (Boston, Massachusetts). In addition, the Owner Trustee shall, on the Closing Date, issue to the Loan Participants the Loan Certificates described in Section 1(c)(i) hereof.

     SECTION 3. Instructions to the Owner Trustee and Paying Agent. Subject to the terms and conditions of this Agreement, the Mortgagee upon receipt in full of each Participant's Commitment for the Aircraft, as provided in Section 2 hereof, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from Lessee and lease the Aircraft to Lessee and such

                                         PARTICIPATION AGREEMENT (1992 757 [__])

action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee and the Mortgagee acting on behalf of the Owner Trustee (in regard to (a) below) and to the Owner Trustee (in regard to (b)-(f) below):

          (a)  to pay to the Lessee the Lessor's Cost in the manner set forth in
Section 2 hereof;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft from Lessee on the Closing Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

          (d) to execute an Aircraft Registration Application, a Lease Supplement and an Indenture Supplement, in each case covering the Aircraft;

          (e) to borrow from the Loan Participants to finance a portion of Lessor's Cost and to issue to the Loan Participants Loan Certificates in a principal amount equal to the amount borrowed pursuant hereto and pursuant to the Trust Indenture; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Closing Date by the terms of any Operative Document.

     SECTION 4.   Conditions.      Conditions Precedent to the Participations in
the Aircraft. It is agreed that the respective obligations of each Participant to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Closing Date of the following conditions precedent, except that paragraphs (iii), (xviii), (xxii) (insofar as it relates to the Loan Participants), (xxiii) and (xxiv) shall not be a condition precedent to the obligation of the Loan Participants, and paragraphs (iv), (vi) (except insofar as it relates to Lessee), (x) (insofar as it relates to the Owner Participant),
(xiii), (xvii), (xxvi), (xxvii), (xxviii) and (xxix) shall not be a condition precedent to the obligation of the Owner Participant:

               (i) The Participants shall have received due notice with respect to such participation pursuant to Section 2

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     hereof (or shall have waived such notice either in writing or as provided in Section 2).

               (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of the Owner Participant or the Loan Participants, as the case may be, would make it a violation of law or regulations for (x) the Lessee, the Mortgagee, the Owner Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Loan Participants or the Owner Participant to make their respective Commitments available or, in the case of any Loan Participant, to acquire a Loan Certificate or to realize the benefits of the security afforded by the Trust Indenture.

               (ii) In the case of the Owner Participant, each Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

               (iv) In the case of the Loan Participants, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

               (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts shall have been delivered to the Participants, and their respective counsel, provided that only the Loan Participants shall receive executed originals of their respective Loan Certificate, only the Mortgagee, acting on behalf of the Loan Participants, shall receive the original chattel paper counterpart of the Lease Agreement, only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee, the Owner Participant and the Loan Participants, and their respective counsel, may inspect the Purchase Agreement prior to the Closing Date but thereafter shall not have access to the same unless a Default or an Event of Default shall under the Lease Agreement have occurred and be continuing), and provided further that only the Lessee and the Owner Participant shall receive copies

                                         PARTICIPATION AGREEMENT (1992 757 [__])

of the Tax Indemnity Agreement:

                  (1)  the Lease Agreement;

                  (2) a Lease Supplement covering the Aircraft and dated the Closing Date;

                  (3)  the Tax Indemnity Agreement;

                  (4)  the Trust Agreement;

                  (5)  [intentionally omitted];

                  (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                  (7)  the Owner Trustee's Purchase Agreement;

                  (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee's agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                  (9) the Trust Indenture and an Indenture Supplement covering the Aircraft and dated the Closing Date;

                  (10) the Loan Certificates (specifying as the "Margin" therein the Margin calculated in accordance with Section 4(a)(xxviii) hereof and as the "Interest Period" therein the Interest Period set forth in the above-described Notice of Lease delivered pursuant to the Facility Agreement);

                  (11) the Consent and Agreement;

                  (12) the Purchase Agreement;

                  (13) the Guaranty Agreement; and

                  (14) the Assignment of Guaranty.

All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "Operative

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Documents" and, individually, as an "Operative Document." Of the Operative Documents, the forms of the Lease Agreement, the Trust Agreement, the Trust Indenture, the Guaranty Agreement and the Assignment of Guaranty are hereby attached hereto as Exhibits A through E, respectively.

               (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture and the Assignment of Guaranty shall have been executed and delivered by the Owner Trustee, and such financing statement or statements (including precautionary lease financing statements) shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Mortgagee shall have been executed and delivered by the Lessee or the Owner Trustee and duly filed.

               (vi) The Participants and the Owner Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee, the Owner Participant and the Loan Participants, and their respective counsel, may inspect the Purchase Agreement prior to the Closing Date but thereafter shall not have access to the same unless a Default or an Event of Default under the Lease Agreement shall have occurred and be continuing):

                    (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the other Lessee Documents and each other document required to be executed and delivered by Lessee on the Closing Date in accordance with the provisions hereof and thereof;

                    (2) a certified copy of the Certificate of Incorporation and By-Laws of the Guarantor and a copy of resolutions of the board of directors of the Guarantor or the executive committee thereof, certified by the

                                         PARTICIPATION AGREEMENT (1992 757 [__])


          Secretary or an Assistant Secretary of the Guarantor, duly authorizing the execution, delivery and performance by Guarantor of this Agreement, the Guaranty Agreement and each other document required to be executed and delivered by the Guarantor in accordance with the provisions hereof and thereof;

                    (3) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Mortgagee, the Guarantor and the Participants as the Loan Participants or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                    (4) a certificate of Lessee as to the Person or Persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such Person or Persons;

                    (5) a certificate of the Guarantor as to the Person or Persons authorized to execute and deliver this Agreement, the Guaranty Agreement and any other documents to be executed on behalf of the Guarantor in connection with the transactions contemplated hereby and as to the signature of such Person or Persons;

                    (6) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement; and

                    (7) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Mortgagee, the Owner Trustee and the Owner Participant, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Mortgagee, the Owner Trustee and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Mortgagee,

                                         PARTICIPATION AGREEMENT (1992 757 [__])

          the Owner Trustee and the Owner Participant of all of the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Mortgagee, the Owner Trustee and the Owner Participant as either the Loan Participants (or their counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant.

               (viii) All appropriate action required to have been taken by the FAA, or any other governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and the other Operative Documents shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement and the other Operative Documents shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Closing Date.

               (ix) On the Closing Date, the following statements shall be true, and the Participants shall have received evidence satisfactory to each of them to the effect that:

                    (1) the Owner Trustee has good and marketable title (subject to filing and recording of the Owner Trustee's FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease Agreement and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture and Indenture Supplement, the rights of the Owner Participant under the Trust Agreement and Liens permitted by clause
          (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

                                         PARTICIPATION AGREEMENT (1992 757 [__])


                    (2) application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) and the Owner Trustee's FAA Bill of Sale have been duly filed with the FAA;

                    (3) the Trust Agreement, the Trust Indenture and the Indenture Supplement and the Lease Agreement and the Lease Supplement have been duly filed with the FAA for recordation;

                    (4) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease Agreement and has a current, valid U.S. standard certificate of airworthiness issued by the FAA;

                    (5) the Owner Trustee, as lessor under the Lease Agreement, and the Mortgagee, as assignee thereof, are entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with the right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Lessee is a debtor; and

                    (6) Lessee acquired good and marketable title to the Aircraft from the Manufacturer not earlier than 90 days prior to the Closing Date and at all times from and including the date on which Lessee acquired such title to and including the Closing Date the Aircraft has been free and clear of all Liens other than Permitted Liens.

               (x) On the Closing Date, (A) the respective representations and warranties of Lessee, the Guarantor, the Owner Participant and the Owner Trustee contained in Sections 7, 8 and 9 of this Agreement and in the Tax Indemnity Agreement shall have been true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (B) the Lessee shall not have failed to pay when due any principal, interest or rent payable in respect of any Indebtedness of the Lessee or any rent under any Operating Lease with a then-remaining term in excess of one year if (i) the aggregate outstanding principal amount of, or the

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     capitalized lease payment obligation in respect of, such Indebtedness exceeds $25,000,000, or (ii) the aggregate amount of rent then and thereafter scheduled to be payable during the remaining term of such Operating Lease exceeds $25,000,000, (C) No event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes a Facility Default or a Facility Event of Default, and (D) (i) No Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange
     Act) of 25% or more of the outstanding shares of voting stock of the Guarantor or the Lessee, unless (x) such Person or Persons become beneficial owners of 25% or more of the outstanding shares of voting stock of the Guarantor solely as a result of a repurchase of shares of common stock by the Guarantor, (y) such Person or Persons have entered into an agreement with the Guarantor prior to the time such Person or Persons become beneficial owners of 25% of the Guarantor's voting stock which provides that if they become beneficial owners of 25% or more of the outstanding shares of voting stock of the Guarantor as a result of such repurchase they will dispose of such number of shares of the Guarantor's stock such that they will no longer beneficially own 25% or more of such stock and they do so dispose of such number of shares within 30 days after the expiration date of such tender offer and (z) such Person or Persons have entered into an agreement with the Guarantor (prior to the time such Person or Persons become beneficial owners of 25% of the Guarantor's voting stock) providing that during the period such Person or Persons beneficially own 25% or more of the outstanding shares of voting stock of the Guarantor such Person or Persons will not attempt to exercise control in any manner over the Guarantor during such period; or (ii) during any 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Guarantor continue to constitute a majority of the Board of Directors of the Guarantor.

               (xi) The Participants shall have received an opinion addressed to the Participants, the Mortgagee, Lessee and the Owner Trustee from (a) Lawrence M. Nagin, Executive Vice President - Corporate Affairs and General Counsel for Lessee and Guarantor in substantially the form of Schedule III-1(a) hereto and (b) Vedder, Price, Kaufman & Kammholz, special counsel to Lessee and Guarantor in substantially the form of Schedule III-1(b) hereto.

                                         PARTICIPATION AGREEMENT (1992 757 [__])


               (xii) The Participants shall have received an opinion addressed to the Participants, the Mortgagee, the Owner Trustee and Lessee, from Shipman & Goodwin, counsel for the Owner Trustee, in substantially the form of Schedule III-2 hereto.

               (xiii) The Loan Participants shall have received an opinion addressed to the Loan Participants, the Mortgagee, the Owner Trustee and Lessee from Hunton & Williams, special counsel to the Owner Participant in substantially the form of Schedule III-3 hereto.

               (xiv) The Participants shall have received an opinion addressed to the Participants, the Mortgagee, the Owner Trustee and Lessee, from (a) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-4(a) hereto and (b) counsel to the Manufacturer, in substantially the form of Schedule III-4(b) hereto.

               (xv) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Day, Berry & Howard, special counsel for the Mortgagee, in substantially the form of Schedule III-5 hereto.

               (xvi) The Participants, the Mortgagee and the Owner Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Closing Date, addressed to the Participants, the Mortgagee and the Owner Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xx) and (xxi) (to the knowledge of Lessee in regard to threatened actions or proposed orders, decrees or judgments, and in regard to matters relating to the Participants, Mortgagee or the Owner Trustee, to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

               (xvii) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(c) (ii) of this Agreement, (b) the Mortgagee shall by authenticating the Loan Certificates issued on the Closing Date and (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale, be respectively deemed to have reaffirmed the representations

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     and warranties made by it in Section 9 of this Agreement.

               (xviii) The Owner Participant shall have received an appraisal, in form and substance reasonably satisfactory to the Owner Participant, from Avmark Services, Ltd., independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that on the Closing Date (A) the Aircraft is reasonably expected to have (i) an economic useful life of at least 125% of the aggregate of the Interim Term, the Basic Term and the maximum Fixed Renewal Term permitted under Section 19(a) of the Lease Agreement, and (ii) a fair market value at the end of the Basic Term and at the end of such Fixed Renewal Term of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term or Basic Term) ; (B) the fair market value of the Aircraft on the Closing Date is equal to Lessor's Cost; (C) on the Closing Date, the Aircraft is reasonably expected to have a fair market value on December [__], 2014 not greater than the FPO Percentage times Lessor's Cost; and (D) the Aircraft is not "limited use property."

               (xix) The Participants, the Mortgagee and the Owner Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants as to the due compliance with the terms of Section 11 of the Lease Agreement relating to insurance with respect to the Aircraft.

               (xx) On the Closing Date, there has not occurred any event which constitutes a Default or an Event of Default under the Lease Agreement which is continuing and no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

               (xxi) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Documents or the transactions contemplated hereby or thereby.

               (xxii)  On the Closing Date, the respective

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     representations and warranties of the Mortgagee and the Loan Participants contained in Section 9 of this Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and each Participant and the Owner Trustee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Mortgagee, dated the Closing Date, certifying as to the foregoing matters with respect to the Mortgagee; in addition, each Participant and the Owner Trustee shall receive from the parent of the Mortgagee a guaranty, in form and substance reasonably satisfactory to such parties, by such parent of the Mortgagee's obligations under the Operative Documents; and further by making available its Commitment, the Loan Participants shall be deemed to have reaffirmed the representations and warranties made by them in such
     Section 9.

               (xxiii) The Owner Participant shall have received from Hunton & Williams, special counsel to the Owner Participant, a favorable opinion, in form and substance reasonably satisfactory to the Owner Participant, with respect to certain federal income tax aspects of the transactions contemplated by the Operative Documents.

               (xxiv) In the opinion of the Owner Participant and its special counsel, there shall have been, since December [__], 1992, no amendment, modification, addition, or change in or to the provisions of the Code enacted or proposed (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions) and the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in the Tax Indemnity Agreement.

               (xxv)   Lessor's Cost is no greater than $46,000,000.

                                         PARTICIPATION AGREEMENT (1992 757 [__])


               (xxvi) The amount of the Owner Trust Loan does not exceed 85% of the Lessor's Cost, the Average Life of the Owner Trust Loan does not exceed 14 years and the term of the Owner Trust Loan does not exceed 18 years and six months.

               (xxvii) The Aircraft shall be one of the following makes: (i) Boeing B737-300; (ii) Boeing B737-400; (iii) Boeing B737-500; (iv) Boeing B757-200; (v) Boeing B747-400; (vi) Boeing B767 series; (vii) Airbus A300 series; (viii) Airbus A310 series; (ix) Airbus A320 series; (x) McDonnell-Douglas MD-80 series; (xi) McDonnell-Douglas MD-11 series; (xii) Fokker F-100 series (provided that the aggregate amount of loans made under the Facility Agreement plus owner trust loans made hereunder and under other participation agreements between the Lessee and the Loan Participants that have financed Aircraft of such make shall not exceed $200,000,000 without the prior written consent of all the Loan Participants); or (xiii) such other make as may be approved in writing by Loan Participants having at least 80% of the aggregate Commitments.

               (xxviii) The Mortgagee, the Owner Trustee, Lessee and the Participants shall have agreed on the Margin applicable to the Loan Certificates, which Margin shall be calculated in accordance with the procedures described in the definitions of "Margin" and "Margin Adjustment" in Section 1(a) hereof.

               (xxix) The amount of each Loan Participant's Owner Trust Advance shall not exceed the amount which would have been such Loan Participant's Advance (as defined in the Facility Agreement) if the Aircraft had been financed by the extension of a loan to the Lessee under the Facility Agreement.

          (a) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to accept delivery of the Aircraft under the Lease Agreement and (B) to enter into the Lessee Documents are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Closing Date of the following conditions precedent:

               (i) The conditions specified in Section 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xx) and 4(a)(xxi) hereof shall have been satisfied.

                                         PARTICIPATION AGREEMENT (1992 757 [__])

               (ii) Those documents described in Section 4 (a) (v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4
     (a) (v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Closing Date, and an executed counterpart of each thereof (other than the Loan Certificates) shall have been delivered to Lessee or its counsel.

               (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Mortgagee, the Owner Trustee and the Owner Participant, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Mortgagee, the Owner Trustee and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Mortgagee, the Owner Trustee and the Owner Participant of all the Operative Documents to which they are a party, together with such other documents and evidence with respect to the Mortgagee, the Owner Trustee and the Owner Participant as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

               (iv) On the Closing Date, the representations and warranties of the Participants, the Mortgagee, and the Owner Trustee contained in Section 9 hereof shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Mortgagee, the Owner Participant and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Mortgagee, the Owner Participant and the Owner Trustee, respectively; in addition, Lessee shall have received from the parent of the Mortgagee a guaranty, in form and substance reasonably satisfactory to the Lessee, by such parent of the Mortgagee's obligations under the Operative Documents.

                                         PARTICIPATION AGREEMENT (1992 757 [__])


               (v) Lessee shall have received the opinions set forth in Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4 (a) (xiv) and 4 (a) (xv), in each case addressed to Lessee and dated the Closing Date.

               (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

               (vii) In the opinion of Lessee and its counsel, there shall have been, since December [__], 1992, no amendment, modification, addition or change in or to the Code enacted or proposed (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions) and the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Documents, or as a result of which any adjustments to the payments under the Lease Agreement are requested by the Owner Participant which, in the Lessee's opinion, make the Lease Agreement become uneconomic to the Lessee.

               (viii) Lessor's Cost is $46,000,000.

     SECTION 5. Confidentiality of Purchase Agreement, Participation Agreement and Tax Indemnity Agreement. Lessor, the Participants, the Certificate Holders and the Mortgagee shall keep the Purchase Agreement, Participation Agreement and, in the case of the Owner Participant, the Tax Indemnity Agreement, confidential and shall not disclose, or cause to be disclosed, the same to any Person, except, with regard to agreements to which the disclosing Person is a party, (A) to prospective and permitted transferees of (or, in the case of Certificate Holders only, participants in) Lessor's, a Loan Participant's, a Certificate Holder's, the Owner Participant's or the Mortgagee's interest or their respective counsel or accountants who agree to hold such information confidential, (B) to Lessor's, a Loan Participant's, a Certificate Holder's, the Owner Participant's or the Mortgagee's counsel or

                                         PARTICIPATION AGREEMENT (1992 757 [__])

special counsel, independent insurance brokers or other agents who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Federal or state banking examiners or Internal Revenue Service auditors; provided, however, that (x) the prohibitions set forth in this Section 5 shall not apply to the disclosure of documents which both have been filed with any governmental authority and are available to the general public whether as a matter of public record or upon submission of appropriate requests by a member of the general public to such governmental authority, (y) the Purchase Agreement shall not be disclosed to transferees, participants, independent insurance brokers or other agents unless and until an Event of Default under the Lease Agreement shall have occurred and be continuing and (z) any and all disclosures of all or any part of the Purchase Agreement, Participation Agreement and Tax Indemnity Agreement which are permitted by (C) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

     SECTION 6. Extent of Interest of Certificate Holders. No Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the original amount of and interest on all Loan Certificates held by such Certificate Holder under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each of the Certificate Holders, by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder (including, without limitation, amounts payable as Funding Costs or Increased Cost) or under any other Operative Documents, except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

     SECTION 7.   Lessee's Representations, Warranties and Indemnities.   (a) In
General. Lessee represents and warrants to the Owner Trustee, the Mortgagee and the Participants that as of the Closing Date:

               (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; has the corporate power and authority to conduct its business as presently conducted and to own or hold under lease its properties; is an "air carrier" within the meaning of the Federal Aviation Act operating under certificates issued under Section 401 of such Act; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having the jurisdiction necessary to authorize Lessee to engage in air transportation and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; and has the corporate power and authority to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

               (ii) the execution, delivery and performance by Lessee of the Lessee Documents will, on the Closing Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Closing Date will have been duly obtained, and have been duly executed and delivered by Lessee, and neither the execution and delivery thereof by Lessee, nor the consummation of the transactions contemplated thereby by Lessee, nor the compliance by Lessee with any of the terms and provisions thereof contravenes any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or results in any breach of or constitutes a default under, or results in the creation of any Lien upon the property of Lessee under, any indenture, mortgage, contract, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or other instrument or agreement to which Lessee is a party or by which it or its properties may be bound or affected;

               (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Closing Date be duly obtained, and will on the Closing Date be in full force and effect, (B) the registration of the Aircraft referred to in
     Section 4 (a) (ix) (2), and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Closing Date;

               (iv) the Lessee Documents will each constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

               (v) there are no pending or threatened actions or proceedings before any court, governmental authority, arbitration board, tribunal or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) affects the Aircraft or is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

               (vi) (A) except for (p) the registration of the Aircraft pursuant to the Federal Aviation Act, (q) the filing for recording pursuant to said Act of the Trust Agreement, the Lease Agreement with the Lease Supplement covering the Aircraft attached thereto and made a part thereof and the Owner Trustee's FAA Bill of Sale, and (r) the filing of a precautionary financing statement (and continuation statements at periodic intervals) with respect to the interests created by the Lease Agreement in the State of Illinois, no further action, including any filing or recording of any document, is necessary or advisable in order to establish the Owner Trustee's title to and interest in the Aircraft as against third parties (other than creditors of the Owner Trustee) and (B) except for (w) the registration of the Aircraft pursuant to the Federal Aviation Act, (x) the filing for recording

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     pursuant to said Act of the Trust Agreement, the Lease Agreement with the Lease Supplement covering the Aircraft, the Trust Indenture and the Indenture Supplement attached thereto and made a part thereof, and the Owner Trustee's FAA Bill of Sale, (y) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof and (z) the taking of possession by the Mortgagee of the original counterparts of the Lease Agreement and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Mortgagee's first priority security interest in the Aircraft as against the Owner Trustee, and as against any third parties in any applicable jurisdictions in the United States;

               (vii) there has not occurred any event which constitutes a Facility Default or a Facility Event of Default or a Default or Event of Default under the Lease Agreement which is presently continuing and no Event of Loss with respect to the Airframe or any Engine has occurred;

               (viii) the statements of financial position of Lessee as of December 31, 1991 and the related statements of earnings and cash flow of Lessee for the year then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and since December 31, 1991, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by the Guarantor or Lessee or as disclosed in press releases issued by the Guarantor or Lessee;

               (ix) the Owner Trustee will receive good and marketable title to the Aircraft from the Lessee free and

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     clear of all Liens, except the rights of Lessee under the Lease Agreement and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System;

               (xi)   neither Lessee nor anyone acting on behalf of Lessee has
     (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than five (5) institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (B) directly or indirectly offered any Loan Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Loan Participants, each of which is believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (C) filed or published, or caused to be filed or published, any financing statement or similar statement or notice under the Uniform Commercial Code in effect in any jurisdiction or any state or local fraudulent conveyance or analogous statute or ordinance describing any portion of the Trust Indenture Estate, other than the filings referred to in Section 4(a)(vi) hereof and such other filings, notices or publications as shall have been approved by counsel to the Owner Participant and the Loan Participants, prior to the filing or publication thereof.

               (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

               (xiii) all sales or use tax then due shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings which

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

               (xiv) the Owner Trustee, as lessor under the Lease Agreement, and the Mortgagee, as assignee thereof, are entitled to the protection of
     Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor;

               (xv) no governmental approval of any kind is required by the Participants or the Owner Trustee for their respective execution of or performance under this Agreement, any Operative Document or any agreement contemplated hereby or thereby solely by reason of any fact or circumstance peculiar to the Lessee, the nature of the Aircraft, any Lessee property or the operation or use of the Aircraft; and

               (xvi) the execution and delivery of this Participation Agreement and the issue and sale of the Loan Certificates under the Operative Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in Section 9(n)).

          (a)  General Tax Indemnity.  (i) Indemnity.  Except as provided in
Section 7(b) (ii) hereof, Lessee shall pay, protect, save and on written demand shall indemnify and hold harmless each Indemnitee (on an After-Tax Basis, in the case of a Relevant Indemnitee), from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, transport, ownership, registration, re-registration, possession, repossession, operation, use, maintenance, repair, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, exportation or

                                         PARTICIPATION AGREEMENT (1992 757 [__])

disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (E) any or all of the Operative Documents, or the issuance of the Loan Certificates (or the refunding, refinancing or optimization thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the original amount of, or interest or premium on, or other amounts payable with respect to, the Loan Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents (whether or not such transactions are consummated, and including amounts imposed on, incurred by, or asserted against, the Owner Participant or any of its Affiliates, as the case may be, as the result of any prohibited transaction, within the meaning of Section 4975(c) (1) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document), or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to
Section 15 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

               (i)  Exclusions from General Tax Indemnity.   The provisions of
     Section 7(b)(i) shall not apply:

                    (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor or assign of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government,
          (9) any state or local taxing jurisdictions or authorities in the United States provided, however, that this clause (B) shall not apply to Income Taxes (other than those imposed on net income) for the state and local jurisdictions in which the Lessee or any sublessee, assignee or other user of the Aircraft or any Engine maintains its principal place of business, or (C) any foreign government or any

                                         PARTICIPATION AGREEMENT (1992 757 [__])


          political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority, other than to the extent imposed by such jurisdiction described in this clause (C) by reason of the use, operation, location or registration of the Aircraft to or in such jurisdiction;

                    (2) in the case of an Indemnitee which is a Loan Participant or any Certificate Holder or any successor or assign of either thereof, to Income Taxes or transfer taxes relating to any payments of principal, interest or premium, if any, on the Loan Certificates, or to a Certificate Holder, imposed by any government or taxing authority;

                    (3) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor or assign of any thereof, as a result of (A) a voluntary transfer or disposition by such Indemnitee of all or any portion of its interest in the Aircraft, Airframe, Engines or any Part or part thereof, the Trust Estate or the Operative Documents including, without limitation, the voluntary revocation of the trust created by the Trust Agreement, or (B) an involuntary transfer or disposition of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, by reason of a bankruptcy or other similar proceedings involving such Indemnitee, provided, however, that this Section 7 (b) (ii) (3) shall not apply if such transfer or disposition shall occur, (x) as a result of a Default or an Event of Default, or (y) in connection with the termination of the Lease Agreement or action or direction of the Lessee pursuant to Sections 8, 9, 10 or 19 thereof;

                    (4) to any Tax imposed on any Indemnitee which is a Loan Participant, any Certificate Holder, the Mortgagee or the Trust Indenture Estate or any successor or assign of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents unless, in each case, such transfer or disposition shall occur (A) upon 30 days prior notice

                                         PARTICIPATION AGREEMENT (1992 757 [__])

          during a period when an Event of Default has occurred and is continuing under the Lease Agreement at the time of transfer or disposition, or (B) in connection with the termination of the Lease Agreement or action or direction of the Lessee pursuant to Sections 9, 10 or 19 thereof;

                    (5) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of such Indemnitee;

                    (6) to any Tax imposed on an Indemnitee which is a Loan Participant, a Certificate Holder, Mortgagee or Trust Indenture Estate which results from the willful misconduct or gross negligence of such Indemnitee;

                    (7) to any Tax based on or measured by any fees received by the Owner Trustee or the Mortgagee in connection with any transaction contemplated by the Operative Documents;

                    (8) so long as no Default or Event of Default shall be continuing, to any Tax imposed with respect to any time period commencing after the expiration of the Term and (A) return of the Aircraft, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease Agreement or (C) placement in storage of the Aircraft pursuant to Section 5(d) of the Lease Agreement; unless such Tax relates to events or matters occurring prior to or simultaneously with the earliest of such times;

                    (9) in the case of an Indemnitee which is a Loan Participant or any Certificate Holder, or any successor or assign of either thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of such Loan Participant or any Certificate Holder in any of the Loan Certificates imposed by any government or taxing authority;

                    (10) to any Tax imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee to the extent such Tax would not have been required to be withheld or imposed on or with respect to such original Indemnitee; provided, that the exception in

                                         PARTICIPATION AGREEMENT (1992 757 [__])


          this Section 7 (b) (ii) (10) shall not apply to any transferee (or subsequent transferee) where such transfer shall have occurred at any time after a declaration of Default in accordance with Section 15 of the Lease Agreement and while an Event of Default shall be continuing under the Lease Agreement at the time of transfer;

                    (11) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                    (12) to any Tax, if any, which has been included in the Lessor's Cost; and

                    (13) to any Tax imposed on the Owner Participant by any jurisdiction to the extent such Tax would have been imposed on the Owner Participant for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents;

                    (14) to any Tax, if any, for which Lessee is obligated to pay the Owner Participant under the Tax Indemnity Agreement.

     Notwithstanding any other provision of this Section 7(b) to the contrary, the Lessee will indemnify the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) for any obligation with respect to United States federal withholding taxes imposed on the Owner Trustee or the Owner Participant (or any Affiliate of either thereof) with respect to the Loan Certificates (or any debt issued to refinance or refund such Loan Certificates) or as a result of a claim by the Internal Revenue Service asserted against the Trust Estate, the Owner Trustee or the Owner Participant (or any Affiliate of the foregoing). The Lessee shall be subrogated to the rights and defenses of the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) in respect of such withholding taxes, including the rights and defenses in Section 9(z) of this Agreement.

     The provisions of this Section 7(b) (ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof; provided, however, that this clause shall not

                                         PARTICIPATION AGREEMENT (1992 757 [__])

result in any duplication of any amounts of any gross-up payable under Section 7(b), Section 7(c) hereof or for making payments to a Relevant Indemnitee on an After-Tax Basis.

               (ii) Calculation of General Tax Indemnity Payments. Any payment which Lessee shall be required to make to or for the account of any Indemnitee with respect to any Tax which is subject to indemnification under this Section 7(b) shall be (x) calculated on an After-Tax Basis, in the case of a Relevant Indemnitee, and (y) in the case of each other Indemnitee, in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof, shall be equal to the payment otherwise required hereunder.

     If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b), such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) against any Taxes not indemnified by Lessee hereunder or under the Tax Indemnity Agreement, which deduction or credit was not previously taken into account in computing such payment, such Indemnitee (x) if it is a Relevant Indemnitee, shall promptly pay on an After-Tax Basis, to Lessee, provided an Event of Default shall not have occurred and be continuing, an amount equal to the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit; provided, however, that in the case of any Relevant Indemnitee, the amount payable to the Lessee pursuant to this paragraph (net of any amount necessary to make such payment on an After-Tax Basis) shall not exceed the excess of all corresponding indemnity payments made by the Lessee to such Relevant Indemnitee under this Section 7(b) (net of any amount that was necessary to make such payment on an After-Tax Basis) over all amounts previously paid by such Relevant Indemnitee to the Lessee under this paragraph (net of any amount necessary to make such payment on an After-Tax Basis) and (y) if it is not a Relevant Indemnitee, shall promptly pay to Lessee, provided an Event of Default shall not have occurred and be continuing, an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence.

     For purposes of this Section 7(b)(iii) items of foreign Tax of any Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

               First, all available foreign Taxes for which such Indemnitee was not indemnified or held harmless by anyone;

               Second, all available foreign Taxes for which such Indemnitee was indemnified or held harmless by persons other than the Lessee;

               Third, all available foreign Taxes arising out of this transaction for which such Indemnitee has been indemnified or held harmless by the Lessee and all other available foreign Taxes (other than those arising from any transaction in which there is an express agreement that such Taxes shall be utilized last) on a pari passu basis; and

               Fourth, any remaining foreign Taxes arising from any transaction in which there is an express agreement that such Taxes shall be utilized after such Taxes described above.

Once the foreign Tax for which such Indemnitee was indemnified by Lessee is deemed to be utilized pursuant to the ordering rules contained in this paragraph, it shall not subsequently be re-characterized as not having been utilized as a result of a foreign tax liability arising in a subsequent year.

     The disallowance or reduction of any tax benefit as to which such Indemnitee has made in full the payment to Lessee required hereby (or as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof), in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b), without regard to the exceptions set forth in
Section 7(b)(ii) hereof (other than Section 7(b)(ii)(5) or (6)).

                                         PARTICIPATION AGREEMENT (1992 757 [__])



               (iii) General Tax Indemnity - Contests. If a written claim shall be made against any Indemnitee for any Tax for which Lessee is obligated to indemnify any Indemnitee pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly of such claim and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure (x) in the case of a Relevant Indemnitee, precludes Lessee from (A) requiring such Relevant Indemnitee to contest the Tax or (B) contesting the Tax itself or
     (y) in the case of any other Indemnitee, materially and adversely affects Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself.

     If requested by Lessee in writing within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this Section 7 (b) (iv), such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax; provided, however, that if (A) Lessee has requested in its written notice that Lessee be permitted to conduct such contest (if permitted by law), in Indemnitee's name or in Lessee's name, and Indemnitee, in its sole discretion, has consented to such contest, or (B) Indemnitee has requested Lessee to conduct such contest (if permitted by law), then Lessee shall, at its own expense and in good faith, conduct such contest. Indemnitee and Lessee shall consult in good faith with each other concerning the method of any contest controlled by either, including the forum in which the adjustment is most likely to be favorably resolved, provided, however, that the party controlling such contest (in the case of a contest involving a Relevant Indemnitee) or such Indemnitee (in the case of a contest involving any other Indemnitee) shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.

     Notwithstanding anything to the contrary herein contained, in no event shall such Indemnitee be required to contest, nor shall Lessee be permitted to contest, the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) Lessee shall have agreed, in writing, to pay such Indemnitee on demand (and shall pay on demand) all reasonable costs, expenses and losses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all reasonable costs,

                                         PARTICIPATION AGREEMENT (1992 757 [__])

expenses, losses, legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify (and shall in fact indemnify on demand) the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance, (IV) with regard to a Tax on a Relevant Indemnitee, independent tax counsel selected by the Owner Participant and reasonably satisfactory to Lessee shall furnish an opinion, prepared at the Lessee's expense, (x) to the effect that there is a reasonable basis to contest such claim, (y) in the case of any appeal of an adverse trial court decision, to the effect that it is more likely than not that such appeal will be successful; provided, further that no appeal shall be required to the United States Supreme Court, and (V) in the case of a Relevant Indemnitee, Lessee shall have delivered to such Relevant Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Relevant Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest is ultimately resolved on an articulated basis which demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, and (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder satisfactory to the Owner Participant.

     If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee, such Indemnitee shall pay (x) in the case of a Relevant Indemnitee, on an After-Tax Basis, Lessee, provided no Event of Default shall have occurred and be continuing, an amount equal to the amount of such refund, including interest actually received and fairly attributable to any Taxes paid by Lessee prior to the receipt of such refund; provided, however, that in the case of any Relevant Indemnitee, the amount payable to the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Lessee under this paragraph (net of any interest fairly attributable to such Taxes paid by the Lessee and any amount necessary to make any payment under this paragraph on an After-Tax Basis) shall not exceed the amount of the indemnity payment in respect to such refunded Taxes that was made by the Lessee (net of any amount necessary to make such payment on an After-Tax Basis), and (y) in the case of any other Indemnitee, Lessee, provided no Event of Default shall have occurred and be continuing, an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence. If it is subsequently determined that an Indemnitee was not entitled to such refund, the portion of such refund that is repaid or recaptured shall be treated as a Tax for which Lessee must indemnify such Indemnitee without regard to Section 7(b)(ii) (other than clauses
(5) and (6) thereof).

     Nothing contained in this Section 7(b) (iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this
Section 7 with respect to such claim.

     Notwithstanding anything to the contrary contained in Section 7(b), the provisions of Section 7(b)(i) shall not apply to any Tax which the Lessee is contesting in good faith under the provisions of this Section 7(b)(iv) until the conclusion of such contest.

               (iv) General Tax Indemnity -- Reports. Lessee will provide such information as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing, audit or contest requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law or required by law, Lessee shall make and file in its own name, and pay the tax shown due on such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under

                                         PARTICIPATION AGREEMENT (1992 757 [__])



     this clause (i) (A) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports, or (B) if the Indemnitee notifies the Lessee in writing that it will prepare and file such return, statement or report (ii) in the case of a return, statement or report required to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 10 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report, and (iii) in the case of a return, statement or report either required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 7(b) or which the Indemnitee has notified Lessee in writing that it will prepare and file, Lessee shall, upon the written request of such Indemnitee, provide such Indemnitee with such information as is within Lessee's reasonable control or access. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

               (v)  General Tax Indemnity -- Payment.  Except as provided in
     Section 7 (b) (iv) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

     Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of Payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

               (vi) Application of Payments During Existence of Event of Default or Default. Any amount payable to Lessee pursuant to the terms of this Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease Agreement. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease Agreement in default pursuant to Section 15 thereof.

               (vii) Reimbursements by Indemnitees Generally. If, upon request of, or on demand for payment by, the Indemnitee, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon computed from the date of payment of such Taxes at an annual interest rate equal to the Base Rate or in the case of a Loan Participant or any Certificate Holder the rate on the Loan Certificates plus two percent.

               (viii) Forms, etc. Each Indemnitee agrees to furnish to Lessee from time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

     Documents, which reduction or exemption may be available to such Indemnitee.

               (ix) Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to agree to the terms of this
     Section 7(b) prior to making any payment to such Indemnitee under this
     Section 7(b).

               (x) Owner Participant. For purposes of this Section 7(b), the term "Owner Participant" shall mean and include General Foods Credit Corporation (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which General Foods Credit Corporation (and its permitted successors and assigns) is a member.

               (xi) Income Tax. For purposes of this Section 7, the term Income Tax means any Tax based on or measured by or with respect to gross or net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items) or receipts and Taxes which are capital, doing business, franchise, excess profits, net worth taxes or Taxes imposed in the nature of an Income Tax (provided, however, that notwithstanding the foregoing, an Income Tax shall not include sales Taxes, use Taxes, rental Taxes, value added Taxes (in the case of a Relevant Indemnitee), ad valorem Taxes or property Taxes or, in the case of a Relevant Indemnitee, any Taxes in the nature of any of the foregoing) and interest, additions to tax, penalties, or other charges in respect thereof.

               (xii) Decision to Withhold. If Lessee advises the Mortgagee and the Certificate Holders in writing that interest on any Loan Certificate is (or might be) subject to United States withholding tax ("Withholding"), then the Mortgagee shall in due course pay such Withholding to the Internal Revenue Service.

          (b) General Indemnity. Lessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless, on an after-tax basis (which shall mean, for a Relevant Indemnitee, on an After-Tax Basis), each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed

                                         PARTICIPATION AGREEMENT (1992 757 [__])


on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) the Operative Documents, including any breach by Lessee of its covenants contained therein, or any Sublease under the Lease Agreement, or the performance of any of the transactions contemplated thereby or the enforcement of any of the terms thereof; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine; (C) the Aircraft (or any portion thereof) whether or not arising out of the ownership, delivery, nondelivery, lease, sublease, possession, use, operation, maintenance, registration, modification, alteration, condition, sale, return or other disposition of the Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; (D) the offer, sale, delivery or transfer of the Loan Certificates, or any other certificates issued pursuant to Sections 18 and 19 hereof whether before or after the Closing Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); (E) the offer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest on or prior to the Closing Date; or (F) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; provided, that the foregoing indemnity shall not extend to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents being materially incorrect, or (2) the failure by such Indemnitee to perform or observe in any material respect any agreement, covenant or condition in any of the Operative Documents including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or a Loan Participant Lien, or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) a disposition by the Owner Trustee of all or any part of its interest in the Airframe or any Engine (other than pursuant to (i) in the case of each Indemnitee, Section 9 or 19 of the Lease Agreement or as a consequence of an Event of Loss and (ii) in the case of an Indemnitee which is the Owner Participant, Section 8, 10 or 15 of the Lease Agreement), a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate (other than as contemplated by the Trust Indenture) or by such Indemnitee

                                         PARTICIPATION AGREEMENT (1992 757 [__])

of all or any part of such Indemnitee's interest in the Airframe, any Engine or in the Operative Documents, in each case other than during the continuance of an Event of Default under the Lease Agreement, or (5) any Tax whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), other than amounts necessary to make any payment hereunder on an After-Tax Basis or (6) the offer or sale by the Owner Participant after the Closing Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, or (7) in the case of the Owner Trustee and the Mortgagee, in their individual and trust capacities, and the Affiliates, successors and assigns thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or a failure (except where and to the extent such failure arises by virtue of any legal restriction or restraint) on the part of the Mortgagee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder, or (8) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents are not requested by Lessee or are not required by the terms of the Operative Documents (provided that Lessee shall have no liability for any indemnity hereunder in respect of any amendment, waiver, supplement or consent required by the terms of the Operative Documents which results from an action of any Indemnitee that is not required under the terms of the Operative Documents unless the same is requested by the Lessee) or (9) any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes) other than amounts necessary to make any payment hereunder on an After-Tax Basis, or (10) the offer, sale or delivery of a Loan Certificate or any interest in the Trust Estate or Trust Agreement by an Indemnitee in violation of the Securities Act of 1933, as amended; or (11) except to the extent fairly attributable to acts or events occurring prior thereto, acts or events which occur after the earliest of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease Agreement (other than pursuant to

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Sections 5, 9, 10 or 19 of the Lease Agreement, (III) the end of the Term if Lessor shall have furnished the notice referred to in Section 10(d) of the Lease Agreement and Lessee shall have failed to return possession to Lessor on such day, (IV) the payment by Lessee of all amounts required to be paid under the Lease Agreement following an Event of Loss or (V) termination of the Lease Agreement and payment by Lessee of all amounts required to be paid by Lessee pursuant to the terms of the Operative Documents.

     Lessee further agrees that any payment or indemnity pursuant to this
Section 7(c) in respect of any Expenses shall be (x) in the case of a Relevant Indemnitee, made on an After-Tax Basis, and (y) in the case of any other Indemnitee, in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes required to be paid by such recipient resulting from the accrual or payment of such Expense.

     If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(c), such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee, but only if Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents and provided no Event of Default shall have occurred and be continuing, an amount equal (i) in the case of a Relevant Indemnitee, on an After-Tax Basis, to the actual reduction in Taxes' if any, realized by such Indemnitee which is attributable to such deduction or credit, and (ii) in the case of any other Indemnitee, to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that in the case of any Relevant Indemnitee, the amount payable to the Lessee pursuant to this paragraph (net of any amount necessary to make such payment on an After-Tax Basis) shall not exceed the excess of all corresponding Expense payments made by the Lessee to such Relevant Indemnitee under this Section 7(c) (net of any amount

                                         PARTICIPATION AGREEMENT (1992 757 [__])


that was necessary to make such payment on an After-Tax Basis) over all amounts previously paid by such Relevant Indemnitee to the Lessee under this paragraph (net of any amount necessary to make such payment on an After-Tax Basis).

     Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or of the residual value of the Aircraft.

     If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such prompt notice. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Event of Default shall have occurred and be continuing or if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk, or if such proceedings involve any risk of criminal liability or any material risk of civil liability to any Indemnitee. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

the preceding provisions.

     The Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

     The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

     Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

     In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay Lessee, but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents and provided no Event of Default shall have occurred and be continuing, an amount equal to (x) in the case of a Relevant Indemnitee, on an After-Tax Basis, the amount of such reimbursement, including interest received attributable thereto; and (y) in the case of any other Indemnitee, the sum of (I) the amount of such reimbursement, including interest received attributable thereto net of taxes required to be paid by such Indemnitee as a result of any refund received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Relevant Indemnitee, the amount payable to the Lessee under this paragraph (net of any interest fairly attributable to such indemnified amount paid by the Lessee and any amount necessary to make any payment under this paragraph on an After-Tax Basis) shall not exceed the amount of the indemnity payment in respect of such indemnified

                                         PARTICIPATION AGREEMENT (1992 757 [__])

amount that was made by the Lessee (net of any amount necessary to make such payment on an After-Tax Basis).

     Lessee agrees to pay the reasonable fees and expenses of the Mortgagee and, as provided in the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) for acting as such, other than such fees and expenses which constitute Transaction Expenses. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

     SECTION 8. Guarantor's Representations and Warranties. In General. Guarantor represents and warrants to the Owner Trustee, the Mortgagee, and the Participants that as of the Closing Date:

          (a) Guarantor is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Guarantor or its business; has the corporate power and authority to conduct its business as presently conducted; and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which the Guarantor is a party.

          (b) the execution, delivery and performance by Guarantor of the Operative Documents to which the Guarantor is a party will, on the Closing Date, have been duly authorized by all necessary corporate action on the part of Guarantor, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor except such as have been duly obtained or by the Closing Date will have been duly obtained, and have been duly executed and delivered by the Guarantor, and none of such Operative Documents to which the Guarantor is a party contravenes any law, judgment, government rule, regulation or order binding on Guarantor or the certificate of incorporation or by-laws of Guarantor or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its properties may be bound or affected;

                                         PARTICIPATION AGREEMENT (1992 757 [__])


          (c) neither the execution and delivery by Guarantor of the Operative Documents to which the Guarantor is a party nor the performance by Guarantor of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency;

          (d) the Operative Documents to which the Guarantor is a party will each constitute legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with the terms thereof;

          (e) there are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Guarantor or the ability of Guarantor to perform its obligations under the Operative Documents to which the Guarantor is a party;

          (f) there has not occurred any event which constitutes a Facility Default or a Facility Event of Default and is presently continuing;

          (g) the statements of financial position of Guarantor as of December 31, 1991 and the related statements of earnings and cash flow of Guarantor for the year then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Guarantor as at such date and the results of operations and cash flow of Guarantor for the period ended on such date, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and since December 31, 1991, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in public filings, effective as of the date hereof, with the Securities and Exchange Act of 1934, as amended, by the Guarantor or Lessee or as disclosed in press releases issued by Guarantor or Lessee;

          (h) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Guarantor to purchase or carry any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System;

                                         PARTICIPATION AGREEMENT (1992 757 [__])



          (i)  neither Guarantor nor anyone acting on behalf of Guarantor has
(A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than five (5) institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (B) directly or indirectly offered any Loan Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Loan Participants, each of which institutions is believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby or (C) filed or published, or caused to be filed or published, any financing or similar statement or notice under the Uniform Commercial Code in effect in any jurisdiction or any state or local fraudulent conveyance or analogous statute or ordinance describing any portion of the Trust Indenture Estate, other than the filings referred to in Section 4(a)(vi) hereof and such other filings, notices or publications as shall have been approved by counsel to the Owner Participant and the Loan Participants prior to the filing or publication thereof; and

          (j) the execution and delivery of this Participation Agreement and the issue and sale of the Loan Certificates under the Operative Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code (such representations being made in reliance upon and subject to the accuracy of the representations contained in Section 9(n)).

     SECTION 9. Representations, Warranties and Covenants. (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf (it being understood that Capstar Partners, Inc. is not acting on behalf of the Owner Participant) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, or the securities laws, rules and regulations of any state. The Owner Participant agrees not to take any action to cause the Owner

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Trustee to take any action which the Owner Trustee is not permitted to take pursuant to the terms of the Operative Documents.

          (a) Each of the Owner Participant and The Connecticut National Bank, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Closing Date will be, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. The Owner Participant agrees, solely for the benefit of Lessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining actual knowledge of such ineligibility and of such loss of citizenship (A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any de-registration or to maintain the United States registration of the Aircraft, or
(B) transfer its beneficial interest in the Trust Estate in accordance with
Section 9(k) hereof. It is understood that: (1) the Owner Participant shall be liable to each of the other parties hereto for any damages suffered by such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 9(b) proving to be untrue as of the Closing Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee or any Certificate Holder as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 9(b) (including any damages suffered by any such party during such 30-day period). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with the Owner Participant (such reasonable cooperation not to include a restriction on the use of the Aircraft) in complying with its obligations under the provisions of the second sentence of this Section 9(b) and such request shall not be subject to the indemnity contained in Section 7 hereof. The Connecticut National Bank, in its individual capacity, agrees that if at any time a responsible trust officer of the corporate trust department of The Connecticut National Bank shall obtain actual

                                         PARTICIPATION AGREEMENT (1992 757 [__])

knowledge that The Connecticut National Bank has ceased to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Certificate Holders, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.1 of the Trust Agreement. If the Owner Participant or The Connecticut National Bank, in its individual capacity, does not comply with the requirements of this Section 9(b), the Owner Trustee, the Mortgagee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease Agreement due to noncompliance by Lessee with the registration requirements in the Lease Agreement.

          (b) The Connecticut National Bank in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Hartford, Hartford County, Connecticut (other than such as may be maintained or held by the Mortgagee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in Hartford, Hartford County, Connecticut. The Connecticut National Bank in its individual capacity agrees that it will not change the location of such chief executive office to a location outside of Hartford, Hartford County, Connecticut, without prior written notice to all parties.

          (c) Each Loan Participant represents and warrants with respect to it that neither it nor anyone acting on its behalf has offered any Loan Certificates or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Loan Certificates or any similar securities relating to the Aircraft from, any person or entity.

          (d) The Owner Participant and each of the Certificate Holders agree that, if, at any time after the close of the calendar year in which occurs the seventh anniversary of the Closing Date and so long as no Default or Event of Default under the Lease Agreement shall have occurred and is continuing, Lessee has, upon 15 days prior notice, requested their consent to the registration

                                         PARTICIPATION AGREEMENT (1992 757 [__])


of the Aircraft, in the name of the Owner Trustee (or, if appropriate in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) in a country listed on Exhibit G to the Lease Agreement with which the United States maintains normal diplomatic relations (which for purposes of this Section 9(e) shall include Taiwan and any other country that is similarly situated) or (ii) in any other country and they have not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant and the Certificate Holders will not in the case of either (i) or (ii) unreasonably withhold their consent to such change of registration. The Owner Participant and each Certificate Holder further agree that the inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant and the Mortgagee) of counsel reasonably acceptable to the Owner Participant and the Mortgagee in such country listed on Exhibit G to the Lease Agreement to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), and to the priority of the lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed on Exhibit G to the Lease Agreement, and if said opinion is delivered, the Owner Participant and the Certificate Holders will instruct, respectively, the Owner Trustee and the Mortgagee to make such change of registration.

     It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease Agreement, the Owner Participant, the Owner Trustee in its individual capacity and the Mortgagee shall have received:

               (i) assurances reasonably satisfactory to them (A) to the effect that the insurance or self-insurance provisions of the Lease Agreement have been complied with after giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee, the Mortgagee and the Certificate Holders in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Mortgagee and the Certificate Holders, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the ownership interest of the Lessor and the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Certificate Holders, the Mortgagee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) (or any successor or assign thereof) or the Trust Estate pursuant to Section 7(b) hereof, (F) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA or the civil aviation authority of the United Kingdom, France, Germany, Canada or Japan and (G) that the Lessor's right to exercise remedies under the Lease Agreement (including the right to repossess the Aircraft) will be substantially the same as provided under the laws of the United States; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee and the Mortgagee, in their individual capacities, the Owner Participant and the Mortgagee) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing law, service of process and jurisdictional submission provisions thereof) of the Lease Agreement and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Mortgagee, or the Certificate Holders to register or qualify to do business in such jurisdiction, and there are no requirements that the Owner Participant or the Owner Trustee in its individual capacity or as trustee under the Trust Agreement must meet to maintain the registration of the Aircraft and the validity and perfection of the Lien of the Trust Indenture under the laws of such jurisdiction that, in the reasonable opinion of the Owner Participant, would place an undue burden on the Owner Trustee in its individual capacity or as trustee under the Trust Agreement or the Owner Participant, as the case may be, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee and the Mortgagee, in their individual capacities, the Owner Participant or the Mortgagee may reasonably request.

     Upon receipt of the foregoing opinion of counsel by the Owner Participant and Mortgagee, Exhibit G to the Lease Agreement shall be amended to add such country.

     At any time and from time to time during the Term (the Owner Participant and the Mortgagee being responsible for their own expenses incurred pursuant to this paragraph in the event of a request made by either of such Persons for a deletion referred to below (except for any such expenses incurred if such request is made in connection with a proposed re-registration), in which case, at the expense of Lessee), including prior to any proposed re registration, the Mortgagee or the Owner Participant may request in writing to Lessee, or Lessee may request in writing to the Owner Participant and the Mortgagee, that Exhibit G to the Lease Agreement be amended to delete, or in the case of a request from Lessee be amended to add, one or more countries on such Exhibit and specified in such request, such request to be based upon reasonable evidence, in the form of a legal opinion or other substantive evidence (which opinion or other evidence shall be reasonably satisfactory to the Lessee with respect to any requested deletion and to the Owner Participant and the Mortgagee with respect to any requested addition), to the effect that (x) with respect to any requested deletion, any one or more of the criteria set forth in subparagraphs (i) and
(ii) above (or any other criteria that would, in the reasonable opinion of the Owner Participant or the Mortgagee, significantly adversely impact a significant interest of

                                         PARTICIPATION AGREEMENT (1992 757 [__])

the Owner Participant or the Mortgagee in a manner that is substantially similar to such criteria including clause (ii)(E) above) are not then applicable to the country proposed to be deleted from Exhibit G (and with respect to clauses
(i)(C), (i)(E), (ii)(C) or (ii)(D) could not otherwise be complied with in accordance with the terms of such criteria), or (y) with respect to any requested addition, each of the criteria set forth in subparagraphs (i) and (ii) above are then applicable to the country proposed to be added to Exhibit G (or with respect to clauses (i)(C), (i)(E), (ii)(C) or (ii)(D) could otherwise be complied with in accordance with the terms of such criteria). Upon receipt of such opinion or other substantive evidence supporting any such request, Exhibit G to the Lease Agreement shall be deemed amended to reflect such agreement (such agreement to be so evidenced by a writing signed by Lessee, the Owner Participant, the Mortgagee and the Lessor, and promptly distributed to the Owner Trustee, the Mortgagee and the Certificate Holders and duly filed for recordation with the FAA); otherwise, such Exhibit shall not be so amended.

     Upon any addition to or deletion from Exhibit G as set forth in either of the two preceding paragraphs, Exhibit F to the Lease Agreement shall be amended (if necessary) to reflect such change.

     Except as provided in the second preceding paragraph, Lessee shall pay all reasonable expenses of the Owner Participant, the Owner Trustee, the Mortgagee and the Certificate Holders in connection with any (x) change of registry of the Aircraft or (y) addition to the countries listed on Exhibit G to the Lease Agreement.

          (e) The Owner Participant represents and warrants to Lessee, the Mortgagee, the Certificate Holders and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

               (i) it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and the state in which its principal business operations are located, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which the Owner Participant is a party;

               (ii)  the execution, delivery and performance by

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     the Owner Participant of the Operative Documents to which the Owner Participant is a party will, on the Closing Date, have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof contravenes any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, contract, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

               (iii) each of the Operative Documents to which it is a party constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

               (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court, governmental authority, arbitration board, tribunal or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Operative Documents to which it is a party; and

               (v)    neither the execution and delivery by the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     Owner Participant of this Agreement or any other Operative Documents to which it is a party, nor the performance by it of its obligations hereunder or thereunder, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency, except those contemplated by the Operative Documents; and

               (vi) on the Closing Date, there will be no Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant.

          (f) Each of The Connecticut National Bank, in its individual capacity, and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist a Lessor Lien attributable to or caused by it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to or caused by it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to or caused by it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof, but excluding Taxes (x) referred to in Sections 7(b)(ii)(5) or 7(b)(ii)(6) hereof to the extent attributable to the willful misconduct or gross negligence of the Owner Trustee, the Mortgagee, the Loan Participants or Certificate Holders or (y) attributable to Loan Participant Liens.

          (g) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Mortgagee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Mortgagee not permitted by, or failure of the Mortgagee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Mortgagee relating to Taxes (as such term is defined in Section 7 hereof) or Expenses which are excluded from the indemnification provided by Section 7

                                         PARTICIPATION AGREEMENT (1992 757 [__])

pursuant to said Section 7, or (iv) claims against the Mortgagee arising out of the transfer by the Mortgagee of all or any portion of its interest in the Aircraft, the Trust Estate, the Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease Agreement or Article IV or V of the Trust Indenture, and (B) a transfer of the Aircraft pursuant to Section 15 of the Lease Agreement while an Event of Default is continuing and prior to the time that the Mortgagee has received all amounts due pursuant to the Trust Indenture.

          (h) Each Loan Participant represents, warrants and covenants (and each other Certificate Holder by virtue of its acceptance of a Loan Certificate shall be deemed to have represented, warranted and covenanted) with respect to itself that:

              (i) it is a corporation or bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and the place in which its principal business operations are located and has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement;

              (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of such Loan Participant (or Certificate Holder) enforceable against it in accordance with its terms; and

              (iii) the Loan Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it for investment purposes only with no present intent to make any resale or distribution thereof which would require registration under the Securities Act of 1933, as amended, and it will not offer or sell any Loan Certificate in violation of the Securities Act of 1933, as amended.

          (i) The Mortgagee represents, in its individual capacity, to Lessee, the Owner Trustee and each Participant as follows:

              (i) it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     Mortgagee as provided in Section 8.2 of the Trust Indenture if it should cease to be a "citizen of the United States";

              (ii) it is a national banking association organized under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Loan Certificates to be delivered on the Closing Date;

              (iii) the Operative Documents to which it is a party, and the authentication of the Loan Certificates to be delivered on the Closing Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Connecticut state law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

              (iv) each of the Operative Documents to which it is a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Mortgagee, enforceable against it in accordance with its terms.

          (j) So long as the Aircraft shall be leased to Lessee under the Lease Agreement and so long as the Loan Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, prior to December 31, 1992 and thereafter only if (i) the proposed transferee is a "Transferee" (as defined below), and
(ii) the Owner Participant shall have delivered to the Owner Trustee, the Lessee, the Mortgagee and the Certificate Holders an opinion (in form, scope and substance reasonably satisfactory to the Mortgagee and Lessee) of counsel reasonably satisfactory to the Mortgagee and Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause
(B) or (C) below, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, if any, as the case may be (subject to the normal bankruptcy and equitable remedies exceptions

                                         PARTICIPATION AGREEMENT (1992 757 [__])

contained in an opinion on such matters). A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose tangible net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Mortgagee and Lessee a guaranty satisfactory to them with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Certificate Holders and Lessee, the Owner Participant's obligations hereunder, or (C) any corporation, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar Person without the consent of Lessee. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is, if the same is required to maintain or obtain U.S. registration of the Aircraft, a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite corporate power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Mortgagee, whereby Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant's Documents and makes representations of the scope provided for as to the Owner Participant in each of the Operative Documents, (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, the Securities Act of 1933, the Trust Indenture Act of 1939 or ERISA, or any rules or regulations promulgated thereunder, (Q) after giving effect to such transfer, there shall be no more than one Owner Participant of record at that time and (R) such transfer will not give rise to a Default or Event of Default under the Trust Indenture; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee) in form and substance reasonably

                                         PARTICIPATION AGREEMENT (1992 757 [__])

satisfactory to Lessee as to any matter set forth in clauses (M), (N) or (P) and as to such other matters as Lessee may reasonably request. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Operative Documents to which it is a party arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant. If the Owner Participant intends to transfer any of its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 Business Days prior thereto, to the Mortgagee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee. The Owner Participant or Transferee shall pay all of the costs of any such transfer and shall reimburse Lessee (on an After-Tax Basis) and the Certificate Holders and Mortgagee for all costs and Expenses (including Taxes) of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

          (k) Notwithstanding the provisions of Section 9(s), unless waived by the Mortgagee, Lessee shall not be entitled to terminate the Lease Agreement or assume the Loan Certificates on a Purchase Option Date if on such Purchase Option Date an Event of Default under the Lease Agreement shall have occurred and be continuing.

          (l) The Connecticut National Bank and State Street Bank and Trust Company of Connecticut, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (m) Each Loan Participant and the Owner Participant represents and warrants, and each Certificate Holder (by virtue of its acceptance of a Loan Certificate) shall be deemed to represent and warrant, that it is not acquiring any of its interest in the Trust Estate, any Loan Certificate or any interest represented thereby with "plan assets" as defined in Regulation Section 2510.3-101 of ERISA of any "Employee Benefit Plan" as defined in Section

                                         PARTICIPATION AGREEMENT (1992 757 [__])

3(3) of ERISA or with assets of any "plan" as defined in Section 4975(e)(1) of the Code.

          (n) The Lessee represents and warrants that none of the funds provided by the Loan Participants pursuant to Sections 1 and 2 hereof will be used for any purposes which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System, assuming that the proceeds are applied as contemplated by the provisions of this Agreement.

          (o) Each Loan Participant covenants and agrees (and each Certificate Holder by its acceptance of a Loan Certificate shall be deemed to have covenanted and agreed) that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each such Person agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Loan Participant Lien attributable to it, and to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it. Each such Person further agrees not to take any action to cause the Mortgagee to take any action which the Mortgagee is not permitted to take pursuant to the terms of the Operative Documents.

          (p) The Connecticut National Bank, in its individual capacity (except as to subsection (ix), in its capacity as Owner Trustee), represents and warrants that:

              (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Operative Documents to which it is a party has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to The Connecticut National Bank, in its individual capacity, and there are no Liens attributable to The Connecticut National Bank, in its individual capacity affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against The Connecticut National Bank, in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by The Connecticut National Bank, in its individual capacity of any Taxes (as defined in Section 7(b)(i) hereof) imposed or measured by its net income;

              (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to The Connecticut National Bank, in its individual capacity and which is presently continuing;

              (iv) it is a national banking association duly organized and validly existing in good standing under the federal laws of the United States of America and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate and trust power and authority to enter into and perform its obligations under the Trust Agreement, and has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Operative Documents to which it is a party;

              (v) each of the Operative Documents to which it is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Connecticut state law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Operative Documents to which it is a party has been duly executed and delivered by it and, the Trust Agreement is a legal, valid and binding obligation of The Connecticut National Bank, in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the respective terms thereof;

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

              (vii) on the Closing Date, the Owner Trustee shall have received whatever title to the Aircraft was conveyed to it by the Lessee;

              (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire the sane from, anyone, and no responsible officer of the corporate trust department of The Connecticut National Bank has knowledge of any such offer or solicitation, except as set forth in Section 7(a)(xi);

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

              (x) there are no proceedings pending or, to the best knowledge of The Connecticut National Bank, threatened, against The Connecticut National Bank in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of The Connecticut National Bank to enter into or perform its obligations under the Owner Trustee Documents; and

              (xi) neither the due execution and delivery of the Owner Trustee Documents by The Connecticut National Bank, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Connecticut governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of The Connecticut National Bank.

          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any undertaking delivered by it as contemplated in the Lease Agreement including, without limitation, Section 9(c) thereof and shall indemnify Lessee for any losses, damages, costs or expenses of any kind incurred as a consequence of such failure to comply with such undertaking. The Owner Participant further covenants and agrees to pay or cause the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease Agreement, including without limitation those specified in Exhibit E thereto, and all obligations, costs and expenses, if any, that are for the account of the Owner Trustee pursuant to Sections 5(d), 5(e), 9(c), 12 and 19(c) of the Lease Agreement. In addition, the Owner Participant shall (i) comply with its obligation to use commercially reasonable efforts to obtain the highest price for a sale of the Aircraft as set forth in Section 9(c) of the Lease Agreement and (ii) cause the Owner Trustee to perform its obligations under Section 3(g) of the Lease Agreement. The Owner Participant agrees that it will not transfer or assign its interest in this Agreement, or solicit any interest in this Agreement, on or prior to December 31, 1992.

          (r) Subject to compliance by Lessee with all of its obligations under the Operative Documents to which it is a party, each of the Owner Participant, the Owner Trustee and the Mortgagee covenants and agrees, and each Certificate Holder, by virtue of the acceptance of its Loan Certificate, shall be deemed to have covenanted and agreed, that if Lessee elects to terminate the Lease Agreement pursuant to Section 9(a) of the Lease Agreement and to purchase such Aircraft pursuant to Section 9(b) of the Lease Agreement, or to purchase the Aircraft pursuant to Section 19(b) of the Lease Agreement, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant and except as to Loan Participant Liens with respect to the Certificate Holders) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Loan Certificates each of the parties shall execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents (other than Section 7(b) hereof or the Tax Indemnity Agreement) and all such other actions as are reasonably necessary to permit such assumption by Lessee.

                                         PARTICIPATION AGREEMENT (1992 757 [__])


          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

              (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and shall be a U.S. Air Carrier;

              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Mortgagee and each Participant a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant and Mortgagee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by Lessee;

              (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Lease Agreement shall have occurred and be continuing; and

              (iv) Lessee shall have delivered to the Owner Trustee, the Mortgagee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant and Mortgagee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Subsection (t) and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Subsection (t) the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise

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                                         PARTICIPATION AGREEMENT (1992 757 [__])

every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. no such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Subsection (t) from its liability in respect of any Operative Document to which it is a party.

          (t) Lessee, at its expense, will, at the request of any party hereto, cooperate with the Owner Participant, the Owner Trustee, the Mortgagee and the Certificate Holders in taking such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease Agreement, the Lease Supplement, the Trust Indenture, the Indenture Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease Agreement is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease Agreement and the ownership interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Mortgagee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action.

          (u) Section 3(c) of the Lease Agreement contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease Agreement and subject to all the terms and conditions of the Lease Agreement and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of
Section 3(c) of the Lease Agreement.

          (v) The Owner Participant hereby agrees with Lessee, and only with Lessee, and not for the benefit of any other party to this Participation Agreement, that it promptly will pay the Owner Trustee any funds necessary to enable the Owner Trustee to pay to Lessee the full amount of any Reimbursement Amount owed to Lessee; provided that the Owner Participant shall have no obligation to pay to the Owner Trustee the Reimbursement Amount if an Event of Default or a Section 14(a), (b), (f) or (g) Default under the Lease Agreement shall have occurred and is continuing on the date such

                                         PARTICIPATION AGREEMENT (1992 757 [__])

amount is due and payable; provided further that, if such Event of Default or Default shall subsequently be cured by the Lessee or waived by the Owner Participant, then the obligation of the Owner Participant to fund the Reimbursement Amount shall be reinstated and shall be effective on and after the date such Event of Default or Default shall no longer be continuing or has been so waived.

          (w) The Owner Participant shall notify Lessee or cause Lessee to be notified by telecopier, telex or telegram not later than 11:00 a.m., New York time, on the third Business Day prior to the date for which an Excess Amount is payable, stating whether or not the Owner Participant intends to pay such amount in full by 11:00 a.m., New York time, on the due date; provided that the Owner Participant shall have no obligation to fund the Excess Amount if an Event of Default or a Section 14(a), (b), (f) or (g) Default under the Lease Agreement shall have occurred and is continuing on the date such amount is due and payable; provided further that, if such Event of Default or Default shall subsequently be cured by the Lessee or waived by the Owner Participant, then the obligation of the Owner Participant to fund the Excess Amount shall be reinstated and shall be effective on and after the date such Event of Default or Default shall no longer be continuing or has been so waived.

          (x) The Owner Participant hereby agrees not to revoke the Trust Agreement or the trusts created thereunder without the prior written consent of
(i) the Lessee so long as the Lease Agreement shall remain in effect and no Event of Default under the Lease Agreement shall have occurred and be continuing and (ii) the Mortgagee so long as the Trust Indenture shall be in effect. Each successor Owner Trustee selected by the Owner Participant pursuant to the terms of the Trust Agreement shall be subject to the approval of Lessee (which approval shall not be unreasonably withheld) so long as no Event of Default under the Lease Agreement shall have occurred and be continuing.

          (y) Each Loan Participant which is not organized under the laws of the United States, any State thereof or the District of Columbia represents, warrants and covenants (and each Certificate Holder, by virtue of its acceptance of a Loan Certificate, shall be deemed to represent, warrant and covenant) that
(A) the income from its Owner Trust Advance will be "effectively connected with the conduct of a trade or business with the United States" as defined in Section 864(c) of the Code or (B) the income from the Owner Trustee Loans is exempt from withholding under the convention between the United States of America and the jurisdiction in which it is organized with respect to taxes on income and certain other taxes (the "Convention") as in effect on the Closing Date (in the

                                         PARTICIPATION AGREEMENT (1992 757 [__])


case of a Loan Participant) or the date it acquired its Loan Certificate (in the case of any other Certificate Holder). Each such Loan Participant further represents, warrants and covenants, and any Certificate Holder, by virtue of its acceptance of its Loan Certificate, shall be deemed to have represented, warranted and covenanted, that, so long as it is the holder of a Loan Certificate, it will promptly notify the Owner Trustee, the Mortgagee and Lessee in writing if the income from the Loans ceases to be exempt under the Convention or the income from the Loan ceases to be "effectively connected with the conduct of a trade or business within the United States." Each such Loan Participant and each Certificate Holder represents, warrants and covenants that it will properly prepare and promptly furnish to the Owner Trustee, the Mortgagee or Lessee, to the extent it has not already done so, such forms, reports, certificates or other documents as may, from time to time, be reasonably requested by the Owner Trustee, the Mortgagee or Lessee to evidence any entitlement to, or which may qualify such Loan Participant or Certificate Holder for, any exemption from, or reduced rate of, United States Federal income tax under United States Federal income tax law or treaty, as now or hereafter in effect, including without limitation, Internal Revenue Service Form 1001, Form 4224 and/or Form W-8. Each Loan Participant and each Certificate Holder represents, warrants and covenants that it will promptly notify the Owner Trustee, the Mortgagee and Lessee if it transfers any interest in a Loan Certificate to any person.

     Each Certificate Holder shall indemnify (on an after-tax basis) and hold harmless the Owner Trustee, the Mortgagee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Mortgagee improperly fails to withhold on payments to such Certificate Holder as a result of the failure to such Certificate Holder to provide the required certificate or form or the invalidity of any certificate or form provided by such Certificate Holder pursuant to this Section 9. Any amount payable hereunder shall be paid within 30 days after receipt by a Certificate Holder of a written demand therefor.

     SECTION 10. Postponement of Closing Date. (a) In the event that the Owner Participant or a Loan Participant shall for any reason fail or refuse to make the full amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof (other than because of the failure to satisfy the conditions precedent set forth in Section 4 (a) hereof), the Mortgagee will forthwith give each party hereto written notice of such default and the Closing Date for the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Aircraft will be postponed to the fifth succeeding Business Day (and the term "Closing Date" as used in this Agreement shall include any such postponed "Closing Date"). During such five-Business Day period:

              (i) if such default is on the part of the Owner Participant, the Lessee shall have the right, subject to the next sentence of this Section 10, to find another entity to be substituted for such Owner Participant, and

              (ii) if such default is on the part of a Loan Participant, the Lessee shall have the right to find another entity (which may be another Loan Participant) to be substituted for the defaulting Loan Participant, subject to the next sentence of this Section 10.

Any entity substituted for the defaulting Owner Participant or the defaulting Loan Participant pursuant to subdivision (i) or (ii) of the immediately preceding sentence shall sign and deliver an agreement, in form and substance satisfactory to the other parties to this Agreement, by which it will assume the Commitment of such defaulting party. Upon the execution and delivery of such agreement, such entity so substituted shall become the Owner Participant or the relevant Loan Participant, as the case may be, and shall be deemed substituted for the defaulting Owner Participant or the defaulting Loan Participant, for all purposes of each Operative Document. No action by a non-defaulting party under this Section 10 shall be deemed to constitute a waiver or release of any right which any such party may have against the defaulting Owner Participant or the defaulting Loan Participant.

          (a) A scheduled Closing Date may be postponed by Lessee from time to time for any reason, other than pursuant to Section 10(a), but not beyond December [__], 1992 if the Lessee gives the Owner Participant, the Mortgagee, the Loan Participants and the Owner Trustee written notice of such postponement. If with such notice of postponement, the Lessee shall also give notice of the date to which such Closing Date has been postponed, the Lessee need not comply with the two Business Days' notice provision of Section 2 The term "Closing Date" as used in this Agreement shall include any such postponed "Closing Date."

          (b) In the event of any postponement of a Closing Date pursuant to
Section 10(a) or 10(b):

              (i) Lessee will reimburse the Participants (except any Participant who breached its obligation to fund) by paying

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     to the Participants interest (at the Debt Rate, in the case of a Loan Participant, and at the rate set forth in clause (ii) of Section 3(c) (iii) of the Lease, in the case of the Owner Participant) (less any interest earned on such funds in respect of such period) on the amount of the Participants' funds in the Mortgagee's account to which such funds were transferred pursuant to Section 2 hereof (the "Account") for each calendar day from and including the scheduled Closing Date to but excluding the earlier of (A) the Business Day on which the Participants' funds are returned to the Participants by 12:00 noon New York time from the Account or (B) the date on which the Aircraft is accepted; and

              (ii) the Mortgagee shall return to each Participant any of such Participant's funds then remaining in the Account, plus interest earned on the funds deposited in the Account applicable to the Participant's funds, on the date six Business Days after the scheduled Closing Date (but not before), unless the Aircraft shall have been delivered and accepted pursuant to the Operative Documents. At the risk and expense of Lessee, all funds shall be invested overnight upon the best terms and conditions reasonably obtainable by the Mortgagee. If the funds are returned to the Participants, this Agreement shall remain in full force and effect and Lessee may give notice of a new Closing Date pursuant to Section 2 hereof.

     SECTION 11. Other Documents; Amendment. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Mortgagee and the Certificate Holders to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; and (B) agrees with Lessee, the Certificate Holders and the Mortgagee not to terminate, amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. In addition, so long as the Lease Agreement has not been terminated, the Mortgagee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant and Certificate Holders agree they will not cause the Owner Trustee or Mortgagee, respectively,
to) terminate, amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Mortgagee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Each Certificate Holder agrees

                                         PARTICIPATION AGREEMENT (1992 757 [__])

that it will not take any action in respect of the Indenture Estate except through the Mortgagee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

     SECTION 12. Certain Covenants of Lessee. Lessee covenants and agrees with the Participants, the Mortgagee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Promptly upon the registration of the Aircraft and the recording of the Lease Agreement, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Indenture Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy in Oklahoma City, Oklahoma, to deliver to the Participants, the Mortgagee, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Owner Trustee's FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Indenture Supplement, the Lease Agreement and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Mortgagee, the Owner Participant or any Certificate Holder shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease Agreement, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease Agreement, under the Federal Aviation Act or other permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease Agreement or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (c) Lessee, at its expense, will cause the Trust

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Agreement, the Lease Agreement, all Lease Supplements, all amendments to the Lease Agreement, the Trust Indenture, all Indenture Supplements and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent required under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft and the Indenture Supplement, the Lease Agreement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the Owner Trustee's FAA Bill of Sale and the FAA registration application, second, the Lease Agreement, with the Lease Supplement covering the Aircraft, attached, and third, the Trust Indenture, with the Indenture Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Mortgagee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

     SECTION 13. Owner for Federal Tax Purposes. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for federal income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease Agreement and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease Agreement as a lease for federal income tax purposes.

     SECTION 14. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is sent or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 14. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this
Section 14, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows:
(A) if to Lessee, the Owner Trustee, the Loan Participants, the Mortgagee or the Owner Participant, to the respective addresses set forth on Schedules I and II hereto, (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to

                                         PARTICIPATION AGREEMENT (1992 757 [__])

a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate register maintained pursuant to Section 2.7 of the Trust Indenture.

          (b) Each party to this Agreement (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises out of or relates to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in any court of the State of New York or any Federal court of the United States of America located in the City and State of New York provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this
Section 14 is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other Person.

     SECTION 15. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate or the Owner Trustee becomes subject to any Taxes (as defined in Section 7(b) hereof) for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Certificate Holders may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Certificate Holders shall not be adversely altered as a result of the taking of such action,
(C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may reasonably be requested by the Mortgagee to continue the perfection of the lien on the Trust Indenture Estate, (D) there is no Event of Default or Section

                                         PARTICIPATION AGREEMENT (1992 757 [__])

14(a), (b), (f) or (g) Default under the Lease Agreement which has occurred and is continuing, (E) the Owner Participant and Mortgagee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant and Mortgagee) in scope, form and substance reasonably satisfactory to the Owner Participant and Mortgagee to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to fully indemnify the Owner Participant, Certificate Holders, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any adverse tax consequences with respect to which Lessee is not required to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), provided, that, the opinions in clauses (III) and (IV), in the case of the Owner Participant, shall be delivered by Owner Participant's counsel (as defined in the Tax Indemnity Agreement) and
(V) covering such other matters as the Owner Participant or Mortgagee may reasonably request, (F) if such removal involves the replacement of the Owner Trustee, the Owner Participant and Mortgagee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant and Mortgagee covering the matters described in Section 4 (a) (xii) hereof and (G) Lessee shall indemnify and hold harmless the Owner Participant and Certificate Holders on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys fees and disbursements, registration, recording or filing fees and taxes incurred by the Owner Trustee or Owner Participant, and the Certificate Holders, in connection with such change of situs. The Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs or the Trust Estate without the prior written consent of Lessee.

     SECTION 16. Miscellaneous. (a) Each of the Participants covenants and agrees (and each other Certificate Holder by its acceptance of a Loan Certificate shall be deemed to have covenanted and agreed) that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Mortgagee under the terms hereof or of the Lease Agreement, which

                                         PARTICIPATION AGREEMENT (1992 757 [__])

by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Mortgagee.

          (a) Except as set forth herein, the representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Mortgagee, the Participants and Certificate Holders provided for in this Agreement and the Tax Indemnity Agreement, and Lessee's, the Owner Trustee's, Mortgagee's, Participants' and Certificate Holders' obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by the Loan Participants in any Loan Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

          (b) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Mortgagee, and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee, the Participants, the Certificate Holders, the Mortgagee and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York including all matters of construction, validity and performance.

          (c) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this

                                         PARTICIPATION AGREEMENT (1992 757 [__])


Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 16(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 16(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 16(d) shall survive the termination of this Agreement and the other Operative Documents.

          (d) So long as no Default or Event of Default under the Lease Agreement shall have occurred and be continuing, the Owner Trustee hereby authorizes Lessee to act as its agent for the purpose of obtaining any required replacement operating certificates from the FAA. This authority includes, but is not limited to, obtaining Registration Certificates, Airworthiness Certificates, Certificates of Sanitary Construction, Ferry Permits and Experimental Operating Permits. In particular, this authority includes the ability to make use of Exemption No. 5315 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for the Owner Trustee. Lessee hereby agrees that it will notify the Owner Trustee of any action that it has taken in accordance with this Section 16(e) as agent for the Owner Trustee. The Owner Participant, by its execution hereof, shall be deemed to have consented to the above-described grant of authority from the Owner Trustee to Lessee.

     SECTION 17. Invoices and Payment of Expenses. Each of the Owner Trustee, the Mortgagee, Lessee and the Participants shall promptly (and in any event within 90 days after the Closing Date) submit to the Owner Participant and Lessee for their prompt approval (which shall not be unreasonably withheld) copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to transfer to the Owner Trustee from time to time within a reasonable period of time after receipt and such approval of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

Owner Participant and Lessee promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except each of the Participants shall be responsible for their own Expenses (including, without limitation, the fees, expenses and disbursements of counsel to the Participants and the fee of any appraiser of the Aircraft) if such failure to consummate the transactions result from the failure of such Participant to fund in accordance with the terms hereof or, in the case of the Owner Participant, to negotiate in good faith (which failure to negotiate in good faith, in the case of the Owner Participant, shall be based on the Owner Participant's mark-up of the Summary of Terms and Conditions delivered to Capstan Partners, Inc. on February 6, 1992). In addition, Lessee or the Loan Participant, as the case may be, shall pay to the other Funding Costs or Funding Profits (provided Lessee shall have no obligation to pay Funding Costs to any Loan Participant which breaches its obligation to fund). To the extent Transaction Expenses exceed 1.25% of Lessor's Cost, the Lessee may, in lieu of electing an optimization pursuant to Section 19 hereof, promptly reimburse the Owner Trustee or Owner Participant, as appropriate, for all or a portion of the Transaction Expenses described in clause (i)(5) and/or clause (vii) of the definition of Transaction Expenses.

     SECTION 18. Optional Redemption of Loan Certificates. (a) Subject to subparagraph (d) below, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Mortgagee, the Owner Participant and the Certificate Holders that Lessee is requesting a voluntary redemption of the Loan Certificates, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

              (i) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, which shall be an Interest Payment Date, and describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following

                                         PARTICIPATION AGREEMENT (1992 757 [__])


     information: (A) subject to the limitations set forth in this Section 18, the proposed adjusted ratio of the debt evidenced by the Loan Certificates to the Owner Participant's investment in the beneficial ownership of the Aircraft (such ratio, the "Debt/Equity Ratio"), (B) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest (which for purposes of this Section 18(a)(i) shall mean Owner Participant's initial equity investment on the Delivery Date in the transactions contemplated hereby, any Transaction Expenses which Owner Participant has funded or reasonably expects to fund in the future plus the Excess Amount) in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease Agreement of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (ii) through (vii) below:

              (ii) the appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities), or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall not exceed the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt"),
     (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     amounts necessary to effect such redemption to the Owner Trustee;

              (ii) Lessee and the Owner Trustee will amend the Lease Agreement to provide that (i) Basic Rent and the Excess Amount in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and Special Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

              (iv) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

              (v) unless otherwise agreed or required by the Owner Participant, and whether or not such refunding or refinancing transaction is consummated, Lessee shall pay or reimburse all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

              (vi) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder will transfer to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then outstanding principal amount of such Loan Certificates, accrued and unpaid interest thereon, together with payment in full of all other amounts then payable to such Certificate Holder and the Mortgagee hereunder or under the Trust Indenture.

          (a) In the case of a refunding or refinancing involving a public offering of the New Debt, (1) the Owner Participant shall have the right to review and approve (which approval shall not be unreasonably withheld) any prospectus filed with the Securities and Exchange Commission and Lessee shall indemnify the Owner Participant (on terms reasonably satisfactory to the Owner Participant) for any liabilities under federal or state or foreign

                                         PARTICIPATION AGREEMENT (1992 757 [__])

securities laws resulting from such offering, provided that the Owner Participant shall have no obligation to approve any prospectus or other offering material which names the Owner Participant, and (2) Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner reasonably satisfactory to the Owner Participant. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having, or its corporate parent having, a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms, and otherwise be mutually acceptable to the Owner Participant and Lessee.

          (b) The Lessee, acting on behalf of the Owner Trustee, shall give the Mortgagee at least thirty days revocable written notice of the proposed date of the optional refunding or refinancing. No more than two refundings or refinancings shall be permitted during the Term.

          (c) Notwithstanding the foregoing, the Owner Participant and Owner Trustee shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 18:

              (i) if within 20 days after receipt of a written request from Lessee to effect a refunding or refinancing pursuant to this Section 18 describing the material terms of such refunding or refinancing, the Owner Participant provides the Lessee with a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee to the effect that there will be a material risk of adverse tax consequences with respect to the Owner Participant's Tax Assumptions (as defined in the Tax Indemnity Agreement) resulting from the refunding or refinancing, then the Owner Trustee and the Owner Participant shall be required to effect such refunding or refinancing only if the Lessee shall have agreed to indemnify the Owner Participant against such identified adverse tax consequences; provided, however, the parties agree that in the absence of a change in applicable laws, regulations, revenue rulings, revenue procedures or judicial precedents enacted, adopted or decided after the Closing Date, the mere fact of a refinancing or

                                         PARTICIPATION AGREEMENT (1992 757 [__])

     refunding (as opposed to the particular terms thereof) will not be deemed for this purpose to result in a material risk of the Owner Participant not being considered the owner of the Aircraft, the Airframe, any Engine or any Part for Federal or other income tax purposes;

              (ii) if, in the Owner Participant's reasonable, good faith judgment, such refunding or refinancing transaction would adversely affect any material rights of the Owner Participant contained in the Trust Indenture;

              (iii) an Event of Default under the Lease Agreement then exists and is continuing;

              (iv) the weighted average life to maturity or the final maturity date of the Loan Certificates is increased by more than six months;

              (v) if the principal amount of the New Debt is greater than the principal amount of the Loan Certificates;

              (vi) if any additional equity is required to be contributed or if any equity is required to be returned to the Owner Participant;

              (vii)  if the New Debt is not denominated in U.S. Dollars;

              (viii) if the Owner Participant or Owner Trustee is required to pay swap breakage (other than 6-month interperiod LIBOR breakage as agreed to in the original Trust Indenture); or

              (ix) if the Owner Participant's Net Economic Return is not maintained.

     SECTION 19. Optimization. (a) In the event that (i) the Closing Date occurs other than on December [__], 1992, or (ii) Transaction Expenses paid by Lessor are determined to be other than 1.25% of Lessor's Cost, then the Lessee may, provided that the conditions in Section 18(d)(i) shall be satisfied as if such optimization were a refinancing under Section 18, pursuant to this Section 19 and in accordance with the requirements of Section 3 of the Lease Agreement request optimization of the debt payment structures by notice to the Owner Participant and Owner Trustee. After receipt of such notice, the Owner Participant shall deliver to Lessee and the Mortgagee a certificate of an authorized

                                         PARTICIPATION AGREEMENT (1992 757 [__])

representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of debt amortization and Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages. Within fifteen days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease Agreement, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee (M) to execute an amendment to the Lease Agreement setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages, and (N) to exchange new Loan Certificates containing optimized amortization schedules for the Loan Certificates outstanding immediately prior to such optimization and the Lessee will execute such amended Lease Agreement and the Certificate Holders will cause the Mortgagee to execute any amendments to the Trust Indenture necessary to effectuate the foregoing.

          (a) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and Special Termination Value percentages pursuant to this Section 19 and Section 3(c) of the Lease Agreement, (M) the Certificate Holders will agree to changes in the amortization schedule of the Loan Certificates, and (N) each Certificate Holder will exchange the Loan Certificates held by it immediately prior to such optimization for new Loan Certificates containing optimized amortization schedules; provided, that such changes do not (U) require the contribution of additional equity, (V) require the refund or return of any equity to the Owner Participant, (W) fail to maintain the Owner Participant's Net Economic Return,
(X) increase the principal amount of the Loan Certificates outstanding as of the time of such exchange, (Y) extend the final maturity date of any Loan Certificate, or (Z) increase by more than six months the weighted average lives of the Loan Certificates.

          (b) Upon the consummation of any such optimization (and as indemnification for the loss resulting therefrom) the Owner Trustee or the Certificate Holders, as the case may be, shall pay to the other any Funding Costs incurred by the Certificate Holder as a result of any payment to them upon such optimization. Lessee shall pay all of the reasonable Expenses of all parties to such optimization, including without limitation the reasonable fees and

                                         PARTICIPATION AGREEMENT (1992 757 [__])

expenses of such parties' counsel.

     SECTION 20. Certain Additional Payments. (a) If following the occurrence of an Event of Loss with respect to the Aircraft there shall be a termination of the Lease Agreement pursuant to Section 10 thereof, or if there shall be a termination of the Lease Agreement pursuant to Section 9 or Section 15 thereof, then the Owner Trustee shall pay to the Certificate Holders Funding Costs incurred by such Certificate Holders as a result thereof or the Certificate Holders shall pay to the Owner Trustee Funding Profits realized by such Certificate Holders as a result thereof, as the case may be (without duplication for other amounts, if any, payable pursuant to any other provision of the Operative Documents).

          (a) In the event of any Increased Cost with respect to any Certificate Holder, such Certificate Holder shall promptly inform the Owner Trustee and Lessee in writing of such Increased Cost and the Owner Trustee shall promptly (but in any event within thirty days after incurring such Increased Cost) on demand pay to such Certificate Holder as indemnification for the Increased Cost such additional amounts as such Certificate Holder shall certify to the Owner Trustee and Lessee as will compensate such Certificate Holder, on an after-tax basis, for such Increased Cost (including reasonable detail of the calculation thereof). Each Certificate Holder agrees that, at the request of the Lessee, which is hereby authorized to act as the agent of the Owner Trustee for such purpose, it will:

              (i) if such Increased Cost can be reduced by transferring such Certificate Holder's Loan Certificate to any branch or lending office of such Certificate Holder without resulting in an Illegality Event or incurring any material adverse regulatory consequences or costs which Lessee is not willing to indemnify such Certificate Holder, effect such transfer; and

              (ii) if such transfer cannot be effected, to transfer its Loan Certificates to such transferee as Lessee, acting as such agent, may nominate for an amount equal to the principal amount thereof plus accrued interest, in which event the Owner Trustee shall pay to the Certificate Holder the Funding Costs of such Certificate Holder incurred as a result of such transfer or the Certificate Holder shall pay the Owner Trustee the Funding Profits realized by such Certificate Holder as a result of such transfer, as the case may be (without duplication for other amounts, if any, payable pursuant to any other provision of the Operative Documents);

                                         PARTICIPATION AGREEMENT (1992 757 [__])

provided that, subject to the foregoing, such Certificate Holder shall remain entitled to compensation for Increased Costs incurred prior to the date of any such transfer. A certificate of such Certificate Holder as to any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount, such Certificate Holder may use any reasonable averaging and attribution methods. A Certificate Holder will not seek payment of Increased Cost from Owner Trustee if the Certificate Holder shall not generally be seeking payment of increased costs to the same extent from its borrowers (pursuant to comparable contractual provisions) on account of the applicable change in law, treaty, regulation, interpretation or application. In addition, anything in this Section 20(b) to the contrary notwithstanding, Owner Trustee shall be obligated to pay Increased Cost to a Certificate Holder that is not an original Loan Participant if and only to the extent that Owner Trustee would have been obligated to pay Increased Cost to the original Loan Participant to whom the Certificate Holder's Loan Certificate can be traced (assuming for this purpose that the original Loan Participant was still the owner of such Loan Certificate).

          (b) In the event of any Illegality Event with respect to any Certificate Holder, such Certificate Holder shall promptly inform the Owner Trustee and Lessee in writing, and

              (i) if such Illegality Event can be eliminated by transferring such Certificate Holder's Loan Certificate to any branch or lending office of such Certificate Holder (provided such transfer can be effected without incurring any material adverse regulatory consequences or costs which Lessee is not willing to indemnify such Certificate Holder) then such Certificate Holder shall effect such a transfer;

              (ii) if such transfer cannot be so effected, during the period commencing on the date on which such Certificate Holder so notifies the Owner Trustee and the Lessee and ending on the next succeeding Payment Date (as defined in the Trust Indenture) which occurs 90 days or more thereafter (or on such earlier date as may be required by such law, treaty, regulation, interpretation or application), such Certificate Holder and Lessee, which is hereby authorized to act as the agent of the Owner Trustee for such purpose, shall attempt in good faith to enter into an arrangement satisfactory to Lessee, acting as such agent (which may include the sale of the Loan Certificate then held by such Certificate Holder), which will not require the Certificate Holder's Loan Certificate to be prepaid; and

                                         PARTICIPATION AGREEMENT (1992 757 [__])

              (iii) if neither a transfer nor an arrangement is effected during the period referred to in clause (ii) above, Lessee, the Certificate Holder, Mortgagee, Owner Trustee, and the Owner Participant agree to take such action (including executing necessary agreements or amendments to the Operative Documents, but without affecting the non-recourse nature of the Secured Obligations to the Owner Trustee and Owner Participant) to cause such Certificate Holder's Loan Certificate to be prepaid without premium, but with accrued interest to the date of prepayment. Upon such prepayment, Lessee shall receive a credit against future payment of Basic Rent to the extent the same would otherwise be payable to the Certificate Holder whose Loan Certificate has been prepaid. In addition, the Owner Trustee shall pay to the Certificate Holder the Funding Costs, if any, incurred by such Certificate Holder as a result of such prepayment or such Certificate Holder shall pay to the Owner Trustee the Funding Profits, if any, realized by such Certificate Holder as a result of such prepayment, as the case may be (without duplication for other amounts, if any, payable pursuant to any other provisions of the Operative Documents).

          (c) For all purposes of this Agreement, the Owner Trustee shall only be required to pay Funding Costs to the relevant Certificate Holder to the extent that Funding Costs is a positive number.

          (d) Notwithstanding anything in Sections 20(b) or 20(c) to the contrary, (i) an Increased Cost or an Illegality Event shall be deemed not to have occurred if the same is applicable or attributable to or has arisen or occurred as a result of any hedging contract entered into by a Certificate Holder to hedge its interest rate exposure on its Loan Certificate and (ii) an Increased Cost or an Illegality Event with respect to the funding of a Loan Certificate shall be deemed not to have occurred if such funding is other than Dollar-denominated Eurodollar Rate funding.

          (e) Notwithstanding anything herein to the contrary, no Certificate Holder shall be required to pay any Funding Profits to the Owner Trustee or Lessee during the continuance of an Event of Default (as defined in the Lease Agreement).

                                  *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers

                                         PARTICIPATION AGREEMENT (1992 757 [__])

thereunto duly authorized as of the day and year first above written.

                                   UNITED AIR LINES, INC., Lessee


                                   By:
                                      ------------------------------------------
                                   Title:


                                   UAL CORPORATION, Guarantor


                                   By:
                                      ------------------------------------------
                                   Title:


                                   GENERAL FOODS CREDIT CORPORATION,
                                   Owner Participant


                                   By:
                                      ------------------------------------------
                                   Title:

                                   STATE STREET BANK AND TRUST COMPANY OF
                                   CONNECTICUT, NATIONAL ASSOCIATION, Mortgagee


                                   By:
                                      ------------------------------------------
                                   Title:

                                   THE CONNECTICUT NATIONAL BANK, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee


                                   By:
                                      ------------------------------------------
                                   Title:

                                   [Paying Agent]


                                   By:
                                      ------------------------------------------
                                   Title: Attorney-in-fact

                                         PARTICIPATION AGREEMENT (1992 757 [__])


                                   [Loan Participants]


                                   By:
                                      ------------------------------------------
                                   Title: